As filed with the Securities and Exchange Commission on July 10, 2015

Registration No. 333-204570

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

AMENDMENT NO. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZONZIA MEDIA, INC.

(Exact name of registrant in its charter)

Nevada	2741	84-0871427
(State or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

ZONZIA MEDIA, INC.

74 N. Pecos Road, Suite D

Henderson, NV 89074

(702) 463-8528

(Address and telephone number of principal executive offices and principal place of business)

Stanley L. Teeple

74 N. Pecos Road, Suite D

Henderson, NV 89074

(702) 463-8528

(Name, address and telephone number of agent for service)

With a copy to

Wilson & Oskam, LLP

Attention: Chris A. Wilson, Esq.

9110 Irvine Center Drive, Irvine, CA 92618

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(4)
Common Stock, $0.001 par value per share(1) for sale by Selling Stockholders	43,131,591	$0.17	(2)	$7,332,370	$852.02

Common Stock, $0.001 par value per share(1) for sale by our Company	46,875,000	$0.15	(3)	$7,031,250	$817.03
TOTAL					$1,669.05

_______________

(1)	Pursuant to Rule 416 of the Securities Act, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)	This represents a price that is calculated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. Our common stock is not traded on a national exchange, but is traded as of the date of this prospectus on the OTCQB marketplace. The offering price is based on the average of the bid and ask price of our common stock on that market on July 6, 2015.
(3)	The price at which securities are being offered by the Company.
(4)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. A registration fee of $3,353.15 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED July 10, 2015

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PROSPECTUS

ZONZIA MEDIA, INC.

This prospectus relates to the resale of up to 43,131,591 shares of our common stock by selling stockholders referenced herein. These shares may be offered for sale from time to time by the selling stockholders acting as principal for their own accounts or in brokerage transactions at prevailing market prices or privately negotiated prices. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will pay all of the expenses incident to the registration of the shares offered under this prospectus, except for sales commissions and other expenses of selling stockholders applicable to the sales of their shares.

This prospectus also relates to the direct offering of up to 46,875,000 shares of our common stock, to be sold at the price of $0.15 per share, which was determined by the Company’s Board of Directors based upon recent trading activity and reflects the size of offering the Company expects to sell within two years from the initial effective date of registration. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The proceeds from the sale of these shares will be available for use by the company. However, the amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to fund ongoing operations.

Our executive officers, as authorized by the Board of Directors, may offer and sell the direct offering shares registered herein, with no commission or other remuneration payable to such executive officers for any shares they may sell. In offering the securities on our behalf, our executive officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934.

There is no established public trading market for our common stock. The quotation of bid and ask prices of our common stock on the OTCQB marketplace under the symbol “ZONX” does not constitute an established public trading market. At July 8, 2015, the closing bid price for one share of our common stock was $0.15.

The offering will terminate on the earlier of (i) the date when the selling stockholders have sold all of the 43,131,591 shares of common stock offered by them and the company has sold all of the 46,875,000 shares of common stock offered by it; or (ii) when the Board of Directors decides it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all such shares.

An investment in our common stock is speculative and involves a high degree of risk. Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our common stock. See “Risk Factors” beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July __, 2015

TABLE OF CONTENTS

Page No.

Note Regarding Forward-Looking Statements	2
Prospectus Summary	3
Risk Factors	6
Market and Other Data	13
Use of Proceeds	13
Determination of Offering Price	14
Market For Our Common Stock and Other Related Stockholder Matters	14
Our Business	16
Description of Properties	25
Legal Proceedings	25
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Directors and Executive Officers	34
Executive Compensation	41
Certain Relationships and Related Transactions, and Director Independence	47
Security Ownership of Certain Beneficial Owners and Management	49
Selling Stockholders	50
Dilution	52
Plan of Distribution	53
Description of Securities	55
Shares Eligible For Future Sale	57
Legal Matters	58
Experts	58
Where You Can Find More Information	58
Index to Financial Statements	F-1

AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Zonzia Media, Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

Unless otherwise specified, the information in this prospectus is set forth as of July 10, 2015, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position and capital needs, business strategy, projected product development, budgets, projected revenues, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology.

Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial positions to differ materially from those included within the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	future financial and operating results, including projections of sales, revenue, income, expenditures, liquidity, and other financial items;
•	our ability to develop relationships with new customers and maintain or improve existing customer relationships;
•	development of new products, brands and marketing strategies;
•	current or future revenue and revenue projections;
•	management’s goals and plans for future operations;
•	our ability to improve operational efficiencies, manage costs and business risks and improve or maintain profitability;
•	growth, expansion, diversification and acquisition strategies, the success of such strategies, and the benefits we believe can be derived from such strategies;
•	personnel;
•	the outcome of regulatory, tax and litigation matters;
•	overall industry and market performance;
•	effects of competition; and
•	other assumptions described in this report or underlying or relating to any forward looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made, changes in internal estimates or expectations, or the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision.

Unless the context otherwise requires, any reference to “the Company,” “we,” “us,” or, “our” refers to Zonzia Media, Inc., a Nevada corporation.

ZONZIA MEDIA, INC.

Our Business

Zonzia Media, Inc. is a multi-platform entertainment company focused on delivering compelling, innovative content with the objective of generating advertising revenue and subscription revenue. We plan to distribute content through three distinct platforms: 1) Cable television; 2) Hotel in-room channel; and 3) our website Zonzia.com. Through on over-the-top platform, we plan to allow instant access to our available content from the home, from any mobile device, and through any smart phone, tablet, pad, or other internet connected device. Upon the full launch of all three of our delivery platforms, which is contingent upon our receipt of adequate funding, we plan to deliver family friendly content and original programming entertainment including:

▪	Original Programming – featuring TV series, mini-series, full length films, short films, and documentaries of all genres produced and directed by well-known individuals within the entertainment industry as well as new up-and-comers.
▪	Feature Films – full-length feature films from major Hollywood studios and independent films from established production companies.
▪	Television Shows – TV series from the major networks as well as originally developed series from independent production companies exclusively available on the Zonzia delivery platforms.
▪	Concerts, Sports and Live Events – streaming live music concerts, live sports events, and other live entertainment events from around the world.

Corporate History

We were originally incorporated in 1981 in the State of Nevada. Our principal executive offices are located at 74 N. Pecos Road, Suite D, Henderson, Nevada 89074, and our telephone number at that location is (702) 463-8528. Our website address is www.zonziamedia.com. The information on our website is not part of this prospectus.

Management

The management of Zonzia Media, Inc. includes:

Name	Age	Office
Naresh Malik	49	Chief Executive Officer
Myles A. Pressey III	58	Chairman of the Board and Chief Business Development Officer
Lynwood A. Bibbens	43	Chief Strategy Officer
Johnathan F. Adair	50	Chief Operating Officer
Stanley L. Teeple	63	Chief Compliance Officer
Steven L. Sanders	55	Director
Frank McEnulty	58	Chief Financial Officer
Philip Fraley	33	Director

Advisory Board members:
Scott Steiner
Charles R. Dutton

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Our Growth Strategy

We are committed to establishing three distinct distribution platforms for content, as described below. As the distribution platforms become established, we will seek to generate advertising revenue from distributed content. We are currently focused on the following platforms to meet our distribution objectives:

Cable Platform

•	This platform has already launched and is currently available in over 27 million households in the Southeastern United States.
•	The cable providers include Comcast, Dish Network, and Verizon FiOS.
•	We have content on the Zonzia Video on Demand (VOD) Channel provided through a Channel Distribution Agreement with simplyME Distribution LLC.
•	The business model is to generate advertising revenue from users viewing our content through our cable providers.
•	The growth strategy for this distribution platform is to both enhance the quality of the channel content and increase the total amount of content over time.
•	The Company plans to use internet marketing, social media, and other advertising to drive traffic to this channel.

Hotel Network

•	The Company has an agreement with Sonifi Solutions, Inc. to provide Zonzia content to their U.S. hotel clients via our hotel channels. Sonifi’s hotel clients include:
o	Marriott Hotel Group
o	Westin Hotels Group
o	Hilton Hotel Group
•	The initial roll-out to approximately 450,000 hotel rooms is targeted for 3rd quarter 2015 with the contract providing for expansion to 900,000 rooms. The 450,000 rooms will be provided via our Zonzia linear dedicated hotel channel while the 900,000 rooms are targeted for both our linear and Video On Demand (VOD) service.
•	The revenue model contemplates payment by Zonzia of an advertising agency commission, and sharing remaining revenue with content providers.
•	The growth strategy is to increase the number of hotel rooms displaying content, and to provide compelling content through both our content partners and eventually, our own original content.

Website: Zonzia.com

•	The webite, while up and operating, functions for now essentially as a placeholder for content offerings to come.
•	Today, a visit to the website shows trailers and teasers of content offering to come such as the one-minute interviews from the Tribeca Film Festival.
•	The Company is in negotiations for a number of original program offerings with various companies.
•	The growth of the business model will target advertising revenue based upon the number of site visits and subscription revenue based upon the number of subscribers acquired, both of which are predicated upon the quality of the content.

The Offering

This prospectus covers: (i) up to 43,131,591 shares of our common stock that may be offered for resale by the persons named in this prospectus under the heading “Selling Stockholders”; and (ii) the direct offering of up to 46,875,000 shares of our common stock to be issued and sold by us at a price of $0.15.

The 43,131,591 shares being offered for resale include: (i) shares that were sold in private placements of our common stock; and (ii) shares to compensate our executives and our consultants, and (iii) as consideration to extinguish debts and contractual payment obligations of the Company. We agreed to file a registration statement with the U.S Securities and Exchange Commission providing for the resale of the shares sold to accredited third party investors that are covered hereby.

In addition, this prospectus covers up to 46,875,000 shares of common stock to be sold by the company at an offering price of $0.15 per share in a direct public offering.

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We note for potential investors that, pursuant to this Registration Statement, some of the Company’s executive officers may sell shares they own personally, and will also be seeking to sell shares of stock offered by the Company. This presents a conflict of interest in that each such executive officer could be presented an opportunity to sell shares either personally or on behalf of the Company, to a given potential investor. The Company’s management has considered this conflict and has resolved upon the following practices in effort to minimize the practical effects of this conflict. In general, executive officers will make sales of shares they hold personally through their individual brokers, and not as principal acting for their own accounts, and accordingly, will not directly solicit potential investors with offers to sell stock they hold personally. In addition, the executive officers will prioritize any potential offers of sales of significant amounts of stock, in amounts of $30,000 or higher, to be made on behalf of the Company and will not personally attempt, in any event, to sell their own shares representing greater amounts to potential investors.

Offering Summary

Common Stock Offered by Zonzia Media, Inc.	Up to 46,875,000 shares, to be sold by the Company on a best-efforts basis with no minimum subscription requirement, at a purchase price of $0.15 per share.

Common Stock Offered by Selling Stockholders

Up to 43,131,591 shares of our common stock, all of which are being offered for resale by selling stockholders, including third party investors and shares issued to our officers, employees and consultants.

Common Stock Outstanding	As of the date of this prospectus, there are 226,822,131 shares issued and outstanding. If the direct offering is fully subscribed, there would be 273,697,131 shares issued and outstanding.
Offering Price

The price of the shares being offered by us is $0.15 per share.

The shares being offered by selling stockholders may be offered and sold from time to time at prevailing market prices or privately negotiated prices.

Termination of the Offering

The offering will conclude when the selling shareholders have sold all 43,131,591 shares of common stock offered by them and the company has sold all of the 46,875,000 shares of common stock offered by it.  The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Use of Proceeds

We intend to use the net proceeds from the sale of shares by us to repay certain indebtedness and for working capital and other general corporate purposes to fund our growth strategy. We may also use a portion of the net proceeds to acquire other businesses or technologies. We will not receive any proceeds from shares sold by the selling stockholders. See “Use of Proceeds.”

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our common stock. See “Risk Factors” beginning on page 6.

Fees and Expenses	We will pay all expenses incident to the registration of such shares, except for sales commissions and other expenses of selling stockholders.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus, including the financial statements and the related notes thereto, and in our other filings with the SEC before purchasing our common stock. The risks and uncertainties described below are those that are currently deemed to be material and specific to our Company and industry. If any of these risks actually occur, our business may be adversely affected, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our sole operation has experienced a net loss since its inception in May 2014, and because it has a limited operating history, our ability to fully and successfully develop our business is unknown.

We do not have a significant operating history with which investors can evaluate its business. We have only generated de minimis click-through revenue and have not fully launched our content delivery platforms while incurring expenses.

There is a risk that we may not be able to successfully develop our content and attract customers on favorable terms necessary to realize consistent, meaningful revenues and profit. For us to achieve success, our services must receive broad market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation, and our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses and compete successfully with our direct and indirect competitors.

Based on current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the development, marketing and provision of our services. As a result, we may not generate significant net income from operations in the future. Failure to generate significant net income from operations in the near future may cause us to reduce or cease activities.

Our company’s independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We have incurred losses and during our short history we have been in a development phase without material revenues or operational cash flows. Additionally, we currently have limited viable funding sources to pay our on-going obligations. Next, we do not currently have, and do not expect to have, recurring revenue generating sources until we fully launch our advertising business while continuing to incur operating expenses. These factors, along with having no substantial firm funding commitments, result in substantial doubt about our ability to continue as a going concern. As such, our independent auditors included an explanatory paragraph regarding the substantial doubt about the ability to continue as a going concern. The financial statements contain additional note disclosures describing the circumstances that led to the inclusion of the explanatory paragraph.

Beginning in the third quarter of 2015, we expect to generate a significant portion of our near-term revenues from advertising, and a reduction in spending by or loss of advertisers could seriously harm our business.

In the near term (the next 12 to 18 months), we expect nearly all of our revenue will be generated from advertisers. We expect to begin earning advertising revenue in the third quarter of 2015 through advertisements placed with our content and distribution partner simplyME Distribution. Our ability to attract advertisers will be limited, and existing advertisers will not continue to do business with us, if their investment in advertising with us (and our content partners) does not generate sales leads, and ultimately customers, or if we and our distribution partners such as simplyME do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would adversely affect our revenues and business.

In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Adverse macroeconomic conditions can also have a material negative impact on the demand for advertising and cause our advertisers to reduce the amounts they spend on advertising, which could adversely affect our revenues and business.

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We face intense competition. If we do not continue to innovate and provide content and products that are useful to users, we may not remain competitive, and our revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technologies, shifting user needs, and frequent introductions of new products and services. Our ability to compete successfully depends heavily on providing products and services that provide enjoyable experiences and entertain users. The competitive pressure to innovate encompasses providing a wider range of products and services and relevant and entertaining content that may not have been a part of previous core business plans.

We have many competitors in different industries, most of which have stronger brand recognition, longer operating histories, and significantly more financial resources. Our competitors can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for advertisers and consumers.

Our competitors are constantly developing innovations content delivery, online advertising, and web-based products and services. The development of new, technologically advanced products is also a complex and uncertain process requiring high levels of innovation and investment, as well as the accurate anticipation of technology, market trends and consumer needs. As a result, we may not be able to compete on a timely basis, particularly with competitors with greater financial resources and longer operating histories. If we are unable to provide quality content using effective and engaging distribution methods, then we will have difficulty generating user engagement and ultimately, advertising revenue. If our competitors are more successful than we are in developing compelling content or in attracting and retaining users, advertisers, and content providers, our revenues and operating results could be adversely affected.

Our business depends on a strong brand, and failing to maintain and enhance our brand would hurt our ability to expand our base of users, advertisers, and other partners.

We are in the early stages of building a strong brand identity that will be critical to the success of our business. We believe that the importance of brand recognition remains crucial due to the relatively low barriers to entry in the internet market. Our brand may be negatively impacted by a number of factors, including data protection and security issues, service outages, and product malfunctions. Failure to increase, maintain, and continually enhance our brand, which likely will require us to incur significant, and potentially excessive, expenses will adversely affect our business in a material manner.

If we fail to attract users to our viewer and consumer base our revenue, financial results, and business may be significantly harmed.

Our user base size and our users’ level of engagement are critical to our success. Our financial performance will be significantly determined by our success in adding, retaining and engaging active users. If we are unable to attract and publish engaging content, then our active user rate will decline, and we will be unable to attract advertising and ecommerce customers. If individual consumers across our target audience do not perceive our products to be useful, reliable and trustworthy, then we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement. We may not be able to expand our active user base to levels to generate positive cash flows from operations. Consumer engagement patterns are constantly evolving and difficult to measure, and if we cannot provide timely evolution of our brands, then our financial results will severely harmed. Any number of factors could potentially negatively affect user retention, growth and engagement, including if:

•	users increasingly engage with other products or activities;
•	we fail to introduce content and other video products that users find engaging;
•	consumer experience is diminished as a result of the decisions we make with respect to the frequency, prominence and size of ads that we display or the quality of the ads displayed;
•	we are unable to manage and prioritize information to ensure users are presented with content that is interesting, useful and relevant to them;
•	there are adverse changes in our products that are mandated by legislation, regulatory authorities or litigation, including settlements or consent decrees; or
•	technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the user experience, such as any failure to prevent spam or similar content.

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Our new products and changes to existing products could fail to attract or retain users or generate revenue.

Our ability to retain, increase and engage our user base and to increase our revenue depends heavily on our ability to provide successful new product offerings, such as original television or other videos, both independently and/or in conjunction with developers or other third parties. Our product reviews and introductions may include new and unproven products, including with which we have little or no prior experience. If new or enhanced products fail to engage users, developers or marketers, then we may fail to attract or retain users or to generate sufficient revenue or operating margin, and our business may be adversely affected.

We prioritize user growth and engagement and the user experience over short-term financial results.

We sometimes make decisions regarding our content and distribution methods that may reduce our short-term revenue or profitability if we believe that the decisions are consistent with our mission and benefit the aggregate user experience and will thereby improve our financial performance over the long term. For example, from time to time we may change the size, frequency or relative prominence of ads in order to improve ad quality and overall user experience. Similarly, from time to time we may adjust our content or websites to deliver the most relevant content to our users, which may adversely affect certain advertisers and could reduce their incentive to invest in their marketing efforts on our platforms and those of our brand partners. We also may introduce changes to existing content mixes to attract new targeted demographics that direct previous users away from our sites. These decisions may not produce the long-term benefits that we expect, in which case our user growth and engagement, our relationships with developers and advertisers and our business and results of operations could be harmed.

Our dependence on a sole back-office technology partner subjects us to commercial risk.

Currently, all of our advertising sales, support, revenue generation and tracking and collections efforts are provided by one third party vendor, UM Technologies. If our relationship with this service provider erodes or is harmed, that would likely result in the interruption of our business plan and likely will result in adverse impacts on our financial results and future performance.

A variety of new and existing U.S. laws could subject us to claims or otherwise harm our business.

We are subject to numerous U.S. laws and regulations covering a wide variety of subject matters. New laws and regulations (or new interpretations of existing laws and regulations) also may impact our business. The costs of compliance with these laws and regulations are high and are likely to increase in the future. Any failure on our part to comply with these laws and regulations can result in negative publicity and diversion of management time and effort and may subject us to significant liabilities and other penalties.

Furthermore, many of these laws were adopted before the advent of the internet and related technologies and, as a result, do not contemplate or address the unique issues of the internet and related technologies. The laws that do reference the internet are being interpreted by the courts, but their applicability and scope remain uncertain. For example, the laws relating to the liability of providers of online services are currently unsettled within the U.S. Claims may be filed against us under U.S. laws for defamation, invasion of privacy and other tort claims, unlawful activity, patent, copyright and trademark infringement or other theories based on the nature and content of the materials searched and the ads posted by our users, our products and services or content generated by our users.

In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Any future legislation impacting these safe harbors may adversely impact us. Various U.S. laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act.

We may be subject to legal liability associated with providing online services or content.

We will provide a wide variety of products that enable users to exchange information and product and service providers to advertise and engage in various online activities. The law relating to the liability of providers of these online services and products for activities of their users is still somewhat unsettled. Claims may be threatened or brought against us for defamation, negligence, breaches of contract, copyright or trademark infringement, unfair competition, unlawful activity, tort, including personal injury, fraud or other theories based on the nature and content of information that we publish or to which we provide links or that may be posted online or generated by us or by third parties, including our users. In addition, we may be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates U.S. and non-U.S. law.

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Interruption or failure of our information technology and communications systems could hurt our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

The availability of our products and services depends on the continuing operation of our information technology and communications systems. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems.

The occurrence of a natural disaster could result in lengthy interruptions in our service. In addition, our products and services are highly technical and complex and may contain errors or vulnerabilities. Any errors or vulnerabilities in our products and services, or damage to or failure of our systems, could result in interruptions in our services, which could reduce our revenues and profits and damage our brand.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control, and we have a short operating history. As a result, comparing our operating results on a period-to-period basis will take time as we build our history and may not be meaningful in any period. As a result, you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual revenues and expenses may differ significantly from our projected rates. Any of these events could cause our stock price to fall. Each of the risk factors listed in this section in addition to the following factors may affect our operating results:

•	our ability to continue to attract users to our distribution platforms;
•	our ability to monetize advertising revenue from distributed content;
•	revenue fluctuations caused by changes in property mix, platform mix and geographical mix;
•	the amount and timing of operating costs and expenses and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;
•	our focus on long-term goals over short-term results;
•	our ability to keep our content platforms operational at a reasonable cost and without service interruptions; and
•	because our business is changing and evolving, and because of our lack of historical operating results, predicting our future operating results is not reliable. In addition, advertising spending has historically been cyclical in nature, reflecting overall economic conditions, as well as budgeting and buying patterns.

We rely on highly skilled personnel, and if we are unable to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture, then we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Claims that current or future technologies used in our products and services infringe or misappropriate the proprietary rights of others could adversely affect our ability to use those technologies and cause us to incur additional costs.

We could be subject to third party infringement claims if third parties challenge our use of a particular technology or proprietary information in our sites. Any litigation, regardless of its outcome, would likely result in the expenditure of significant financial resources and the diversion of management’s time and resources. In addition, litigation in which we are accused of infringement may cause negative publicity, adversely impact prospective customers and require us to develop non-infringing technology, make substantial payments to third parties or enter into royalty or license agreements, which may not be available on acceptable terms or at all.

We may acquire technologies or companies in the future, and such acquisitions could disrupt our business and dilute our stockholders’ interests.

We may acquire additional technologies or other companies in the future, and we cannot provide assurances that we will be able to successfully integrate their operations or that the cost savings we anticipate will be fully realized. Entering into an acquisition or investment entails many risks, any of which could materially harm our business, including:

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•	the diversion of management’s attention from other business concerns;
•	the failure to effectively assimilate the acquired technology, employees or other assets of the acquired company into our business;
•	the loss of key employees from either our current business or the acquired business; and
•	the assumption of significant liabilities of the acquired company.

If we complete acquisitions, we may dilute the ownership of current stockholders. In addition, achieving the expected returns and cost savings from our past and future acquisitions will depend in part on our ability to integrate the products and services, technologies, research and development programs, operations, sales and marketing functions, finance, accounting and administrative functions and other personnel of these businesses into our business in an efficient and effective manner. Any businesses that we acquire may not perform at anticipated levels. If we are unable to successfully integrate acquired businesses, then our anticipated revenues may be lower, and our operational costs may be higher.

Our strategy for growth may include joint ventures, strategic alliances and mergers and acquisitions, which could be difficult to manage.

The successful execution of our growth strategy will depend on many factors, including identifying suitable companies, negotiating acceptable terms, successfully consummating the corporate relationships and obtaining the required financing on acceptable terms. We may be exposed to risks that we may incorrectly assess new businesses and technologies. We could face difficulties and unexpected costs during and after the establishment of corporate relationships.

Our insurance may not be sufficient.

We will carry insurance that we consider adequate having regard to the nature of the risks of doing business and costs of coverage. We may not, however, be able to obtain insurance against certain risks or for certain products or other resources located from time to time in certain areas of the world to the extent that we may be forced to rely on outside providers. Currently, we are not fully insured against all possible risks, nor are all such risks insurable. Our insurance coverage may not be adequate.

We do not own all of the intellectual property that is needed for use of our content storage and distribution plans, and thus rely on contractual rights to use certain intellectual property that is needed for our content storage and distribution infrastructure.

Pursuant to our agreement with UM Technologies, we have the rights to use all software developed for our back-office infrastructure. However, we do not own all of the underlying intellectual property and thus, rely on our contractual relationship for our ability to use certain intellectual property necessary to run our business.

We may seek to protect intellectual property through contracts, including, when possible, confidentiality agreements and inventors’ rights agreements with our business partners and employees.

We intend to seek to protect intellectual property, to the extent it is developed over time, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees, although such agreements have not been and may not be put in place in every instance. These agreements may not adequately protect our trade secrets and other intellectual property or proprietary rights. There is also a risk that the parties that enter into such agreements with us may breach them, that we will not have adequate remedies for any breach or that such persons or institutions will assert rights to intellectual property arising out of these relationships.

Our failure to obtain or maintain the right to use certain intellectual property may negatively affect our business.

Our future success and competitive position depend in part on our ability to obtain and maintain rights with regard to certain intellectual property used in our solutions. This may be achieved, in part, by prosecuting claims against others who we believe are infringing our rights and by defending claims of intellectual property infringement brought by others. While we are not currently engaged in any intellectual property litigation, in the future we may commence lawsuits against others if we believe that they have infringed our rights, or we may become subject to lawsuits alleging that we have infringed the intellectual property rights of others. For example, to the extent that we have previously incorporated third party technology and/or know-how into certain systems for which we do not have sufficient license rights, we could incur substantial litigation costs, be forced to pay substantial damages or royalties or even be forced to cease operations in the event that any owner of such technology or know-how were to challenge our subsequent installation of such system (and any progeny thereof). Our involvement in intellectual property litigation could result in significant expense to us, adversely affect the development of our waste remediation intellectual property and divert the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. In the event of an adverse outcome in any such litigation, we may, among other things, be required to:

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•	pay substantial damages;
•	cease the development, manufacture, use, sale or importation of machines or systems or components thereof that infringe on other patented intellectual property;
•	expend significant resources to develop or acquire non-infringing intellectual property;
•	discontinue processes or systems incorporating infringing technology; or
•	obtain licenses to the infringing intellectual property.

Any such development, acquisition or license could require the expenditure of substantial time and other resources and could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to our Common Stock

Our executive officers and directors collectively have the power to control our management and operations, and have a significant majority in voting power on all matters submitted to the stockholders of the company.

Management and affiliates of our management currently beneficially own a majority of our outstanding common stock. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of our board of directors;
•	Removal of directors;
•	Amendment to the Company’s Articles of Incorporation or Bylaws; and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders have complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Our executive officers face a conflict since they will be seeking to sell shares offered hereunder on behalf of the Company, and may also sell shares that they hold personally that are registered hereby,since our executive offices are included as selling stockholders herein.

This Registration Statement covers both the offering of shares of our common stock to the public by the Company and the sale of shares held by selling stockholders, including some of the Company’s executive officers. Thus, the Company’s executive officers may sell shares they own personally, and will also be seeking to sell shares of stock offered by the Company. This presents a conflict of interest in that each such executive officer could be presented an opportunity to sell shares either personally or on behalf of the Company, to a given potential investor. If an executive officer prioritized the sale of his or her own shares, this could harm the Company.

Our common stock has not been widely traded, and the price of our common stock may fluctuate substantially.

To date, there has been a limited public market for shares of our common stock, with limited trading. An active public trading market may not develop or, if developed, may not be sustained. The current market price of our common stock and any possible subsequent listing on the NASDAQ Market or other securities exchange, if and when we are successful in doing so, will be affected by a number of factors, including those discussed above.

Future sales of our common stock by existing stockholders could cause our stock price to decline.

If our existing stockholders sell substantial amounts of our common stock in the public market, then the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of common stock also could depress the market price of our common stock. There are approximately 226 million shares of our common stock outstanding, of which approximately 2,055,833 shares are currently freely tradable. The balance of our shares currently contains certain restrictions on resale. We may in the future issue and register additional shares of our common stock that might be freely transferable at the time of such transaction.

A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

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We do not expect to pay dividends in the foreseeable future, and any return on investment may be limited to the value of our common stock.

We do not anticipate paying dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition, opportunities to invest in the growth of our business and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, then our common stock may be less valuable because a return on investment will occur only if our stock price increases.

Our charter documents may discourage or prevent a change in control, even if an acquisition would be beneficial to our stockholders, which could adversely affect our stock price and prevent attempts by our stockholders to replace or remove our current management.

Our current articles of incorporation and bylaws, which will remain in effect after the effective date of this Report, contain provisions that could delay or prevent a change in control of our company or changes in our Board of Directors that our stockholders might consider favorable and limit the price that certain investors might be willing to pay in the future for our securities. Among other things, these provisions:

•	Authorize the issuance of preferred stock that can be designated and issued by our Board of Directors without prior stockholder approval and with rights senior to those of our common stock.
•	Require advance written notice of stockholder proposals and director nominations to be considered at stockholders’ meetings.

These and other provisions in our articles of incorporation and bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our Board of Directors or to initiate actions that are opposed by our then current Board of Directors, including a merger, tender offer or proxy contest involving our company. Any delay or prevention of a change in control transaction or changes in our Board of Directors could cause the market price of our common stock to decline.

We are authorized to issue preferred stock, which could adversely affect the value of shares of our common stock.

Our articles of incorporation authorize us to issue up to 2,000,000,000 shares of common stock and 200,000,000 shares of preferred stock, approximately 100,000,000 shares of which preferred shares are available for future issuance as of the date of this Report. Our Board of Directors could designate and issue preferred stock, in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors, without further action by stockholders. Terms of preferred stock could include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The designation of preferred stock could have a material adverse effect on the rights of holders of our common stock and therefore could reduce the value of shares of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party. The ability of our Board of Directors to issue preferred stock could have the effect of rendering more difficult, delaying, discouraging, preventing or rendering more costly an acquisition of our company or a change in control of our company, thereby preserving control of our company by current management.

Our common stock is deemed to be a “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be a “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This classification reduces the potential market for our common stock by reducing the number of potential investors. This would be detrimental to the development of active trading in our common stock and make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This also could cause our stock price to decline or impede any increase in price. Penny stocks are stocks:

•	with a price of less than $4.00 per share;
•	that are not traded on a “recognized” national exchange; or
•	in issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $10 million (if the issuer has been in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Many broker-dealers will not offer penny stocks to their clients. Moreover, many investors are disinclined to purchase penny stocks.

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If we raise additional funds through the issuance of equity or convertible debt securities, your ownership will be diluted.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by existing stockholders will be reduced, and new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to certain business matters.

Grants of stock options and other rights to our employees may dilute your stock ownership.

We plan to attract and retain employees in part by offering stock options and other purchase rights for a significant number of shares of our common stock. We intend to grant stock options to certain officers and directors of our company. The issuance of shares of common stock pursuant to such stock options, and stock options issued in the future, will have the effect of reducing the percentage of ownership in our company of our then existing stockholders.

FINRA sales practice requirements also may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Before recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

MARKET AND OTHER DATA

The industry and market data contained in this prospectus are based on independent industry publications, reports by market research firms or other published independent sources and, in each case, are believed by us to be reliable and accurate. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, consumption patterns and customer preferences can and do change. The industry and market data sources upon which we relied are publicly available and were not prepared for our benefit or paid for by us.

USE OF PROCEEDS

With respect to shares of our common stock that may be offered and sold from time to time by the selling stockholders, we will receive no proceeds from the sale of those shares of common stock in this offering.

With respect to up to 46,875,000 shares of common stock to be sold by us, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for one or more of the following:

•	to execute on our Plan of Operations described below under “Management’s Discussion and Analysis – Plan of Operations,” including:

•	the development or acquisition of high quality content;
•	advertising and marketing expenses; and
•	attracting and retaining highly talented professionals;

•	payment of accounts payable; and

•	working capital and other general corporate purposes.

•	We may also use a portion of the net proceeds to acquire other businesses, technologies or intellectual properties valuable to our business.

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The charts below set forth our anticipated net proceeds assuming various percentages of the public offering are completed, as well as how we anticipate that the net proceeds from the public offering of our common stock would be used:

	25% Offering Proceeds	50% Offering Proceeds	75% Offering Proceeds	100% Offering Proceeds
Gross Proceeds	$1,757,813	$3,515,625	$5,273,438	$7,031,250
Offering Expenses	50,000	50,000	50,000	50,000
Net Proceeds	$1,707,813	$3,465,625	$5,223,438	$6,981,250

	25% Offering Proceeds	50% Offering Proceeds	75% Offering Proceeds	100% Offering Proceeds
Development and Acquisition of Content	$250,000	$750,000	$1,750,000	$2,250,000
Build out of software and hardware infrastructure	$250,000	$500,000	$500,000	$750,000
Advertising and Marketing expenses	$250,000	$500,000	$500,000	$750,000
Payment of Accounts Payable	$250,000	$500,000	$500,000	$500,000
General Corporate (including past due salary and professional fees)	$707,813	$1,215,625	$1,973,438	$2,731,250
TOTAL	$1,707,813	$3,465,625	$5,223,438	$6,981,250

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock in the direct offering is related to the price at which shares have recently traded in the over the counter market, as follows: the offering price reflects a discount of approximately 14% to the trailing 10-day trading day average closing bid and ask prices of our common stock as of July 9, 2015, which was $0.1746. The price does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

MARKET PRICE OF AND DIVIDENDS OF THE COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

Our shares of common stock are not traded on a national exchange; rather, they are traded on the OTCQB marketplace under the symbol “ZONX”. At July 8, 2015, the closing bid price for one share of our common stock was $0.15. During the 20 trading days prior to July 9, 2015, the closing trading price ranged from $0.11 to $0.30. The following table sets forth, for the periods indicated, the high and low trade prices for our common stock as reported on the on the OTCQB marketplace. During 2012 and 2013, our common stock did not trade above $0.01.

On November 21, 2014, we completed a 1 for 44 reverse split of our common stock. The following reverse split adjusted table reflects the high and low quarterly quotations or traded prices. (source: www.otcmarkets.com).

Quarterly Period	High	Low
2015
Second Quarter	$0.34	$0.11
First Quarter	$0.44	$0.05

2014
Fourth Quarter	$0.93	$0.07
Third Quarter	$0.44	$0.03
Second Quarter	$0.66	$0.05
First Quarter	$0.18	$0.02

Trading in stocks quoted on the OTCQB marketplace is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

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Our transfer agent is Continental Stock Transfer & Trust Company with an office at 17 Battery Place, 8th Floor, New York, New York 10004.

(b) Holders.

At July 9, 2015, there were 1,072 stockholders of record of our company’s common stock. Company stockholders who hold their shares in electronic format in U.S. brokerage accounts are not deemed to be separate stockholders, as such shares are held of record by CEDE and Co., which is counted by our company’s transfer agent as a single stockholder of record. As of July 9, 2015, there were 226,822,131 shares of our company’s common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

(c) Dividends.

During the most recent fiscal year, we did not declare or pay cash dividends. Our company does not intend to pay cash dividends on its common stock in the foreseeable future. We anticipate retaining earnings (if any) for investing in our business and increasing our working capital. We are not subject to restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

We have one equity compensation plan, our company’s 2007 Stock Option Plan. See “Executive Compensation—2007 Stock Option Plan.” Set forth in the table below are (a) the number of shares of our common stock to be issued upon the exercise of outstanding options, (b) the weighted-average exercise price of the outstanding options and (c) other than shares of our common stock to be issued upon the exercise of the outstanding options, the number of shares of our common stock remaining available for future issuance under our company’s 2007 Stock Option Plan as of June 30, 2015.

The following table summarizes certain information regarding our 2007 Stock Option Plan as of June 30, 2015:

Equity Compensation Plan Information

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	568,182	$6.60	340,909
Equity compensation plans not approved by security holders	871,591	$0.88	N/A
Total	1,439,773		340,909

The above table has been adjusted to reflect retrospective application of our 1-for-44 reverse stock split, effective November 12, 2014.

2007 Stock Option Plan

Before December 31, 2011, we issued options to both employees and non-employees under our 2007 Stock Option Plan, which reserved 909,091 shares of common stock pursuant to the issuance of stock options under the Plan. As of June 30, 2015, we had 568,182 shares of common stock subject to outstanding common stock options with a weighted average exercise price of $6.60. As of June 30, 2015, 340,909 shares of common stock were available for future award grants under the 2007 Stock Option Plan.

In addition, we issued warrants to employees and non-employees not reserved under a formal Plan. As of June 30, 2015, we had 871,591 warrants outstanding with a weighted average exercise price of $0.88. All numbers relating to the 2007 Stock Option Plan have been adjusted to reflect the retrospective application of our 1-for-44 reverse stock split effective November 12, 2014.

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BUSINESS

Overview

Zonzia Media, Inc. is a multi-platform entertainment company focused on delivering compelling, innovative content with the objective of generating advertising revenue and subscription revenue. We plan to distribute content through three distinct platforms: 1) Cable television; 2) Hotel in-room channel; and 3) our website Zonzia.com. Through an over-the-top technology and content offerings, we plan to allow instant access to our available content from the home, from any mobile device, and through any smart phone, tablet, pad, or other internet connected device. Together with our content and distribution partner simplyME Distribution, we currently offer a collection of comedy, cooking and celebrity programming, which is currently available in over 27 million households. Upon the full launch of all three of our delivery platforms, which is contingent upon the receipt of adequate funding, we plan to deliver family friendly content and original programming entertainment including:

▪	Original Programming – featuring TV series, mini-series, full length films, short films, and documentaries of all genres produced and directed by well-known individuals within the entertainment industry as well as new up-and-comers.
▪	Feature Films – full-length feature films from major Hollywood studios and independent films from established production companies.
▪	Television Shows – TV series from the major networks as well as originally developed series from independent production companies exclusively available on the Zonzia delivery platforms.
▪	Concerts, Sports and Live Events – streaming live music concerts, live sports events, and other live entertainment events from around the world.

When referring to our company and using phrases such as “we” and “us,” our intent is to refer to Zonzia Media, Inc. (formerly Indigo-Energy, Inc. and HDIMAX Media, Inc.).

We were originally incorporated in 1981 in the State of Nevada. Our principal executive offices are located at 74 N. Pecos Road, Suite D, Henderson, Nevada 89074, and our telephone number at that location is (702) 463-8528. Our website address is www.zonzia.com. The information on our website is not part of this prospectus.

Zonzia Media

We are a new multi-platform entertainment distribution business with the goal of using the following three distribution platforms to generate advertising revenue:

Platform #1-Cable Television

•	Our cable platform has already launched and is currently available in approximately 27 million households in the Southeastern United States.
•	Our cable providers include Comcast, Dish Network, and Verizon FiOS.
•	We currently have content on the Zonzia Channel provided through a Channel Distribution Agreement with simplyME Distribution LLC.
•	The business model is to generate advertising dollars from users viewing our content through our cable providers. As of June 30, 2015, we had not yet generated advertising revenue, but expect to begin generating advertising revenue in the third quarter of 2015.
•	The growth strategy is to enhance the quality of the channel content and to increase the total amount of content thereby generating increased advertising revenue.
•	The Company plans to use internet marketing, social media, and other advertising to drive traffic to this channel.
•	Pursuant to an addendum to our Channel Distribution Agreement with simplyME, we have secured an additional channel, to be called “Zonzia Kidz,” with a launch of this additional channel expected by January 1, 2016.

We are teaming up with simplyME Distribution to provide programming, which is supported by national branded advertisers, to cable households through cable television providers Comcast, Dish Network and Verizon FiOS. We currently have 30 hours of programming and are in the process of ramping up our programming efforts which we anticipate will expand to approximately 90 hours of content sometime in the fourth quarter of this year.

Through our partnership with simplyME we have already secured advertising partners in support of our programming and we are working together to secure new advertisers in the coming months. Those advertisers include Citigroup, State Farm Insurance, Hormel Chili, and Ford Motor Company.

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With its current ad partners, Zonzia believes it will report revenue from these advertisers in the third quarter of 2015. With the anticipated addition of new advertisers, Zonzia expects to recognize a growth in revenue in conjunction with its ongoing programming efforts.

Description of Channel Distribution Agreement with simplyME

On February 9, 2015, Zonzia Media, Inc. (the “Company”) entered into a Channel Distribution Agreement with simplyME Distribution (“simplyME”), whereby simplyME agreed to transmit or otherwise distribute the Company’s content to end users across cable, satellite, IPTV, Internet, mobile and television platforms. Under this agreement, simplyME will use its contracts with providers to place the Company’s content across on-demand platforms which include: Verizon FiOS, Verizon Wireless, DISH Network, DISH Hopper, Comcast, XBOX and a sub-channel to be named by the Company. In exchange for these distribution services, the Company agreed to pay simplyME a distribution fee due 30 days before launch, with an ongoing monthly fee. The parties agreed to split evenly advertising revenue under the agreement. The agreement has an initial term of two years and may be renewed thereafter. A copy of this Channel Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

The following table summarizes the programming that is currently available through the simplyME agreement in over 27 million households serviced by this agreement.

Series Title	Show Length	Genre	Episodes	Target Audience Age

A Tehraner’s Memoir	0:15:00	Comedy	13	18-40

Graci In The Kitchen	0:05:00	Cooking	9	18-40

Roll In The City	0:30:00	Celebrity Lifestyle		25-45

What’s The 411	0:30:00	Celebrity News	10	35-55

The Mixology	0:10:00	Beverage	16	25-45

The Food Channel	0:30:00	Cooking	29	25-45

Urban Rajah	0:05:00	Food	25	20-45

Hot Kitchen	1:00:00	Cooking	30	16-55

Zonzia Kidz

On June 30, 2015, we entered into an addendum to our Channel Distribution Agreement with simplyME Distribution to secure an additional cable channel through simplyME, which we plan to dedicate to children’s programming. To secure this channel, we agreed to commence making monthly payments on November 1, 2015, with the launch of Zonzia Kidz expected to occur by January 1, 2016. A copy of this Addendum to Channel Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Description of the Revenue Model for Cable Television

Advertisers are provided access to our Linear and VOD channel content offerings via our agreement with simplyME Distribution. Advertisers pay us on the number of times one of our shows is viewed. The benchmark metric for this calculation is known as CPM (cost per thousand views). Our CPM is tracked and reported by the cable provider such as Comcast and Verizon, which we have the right to audit. Once the CPM is calculated, simplyME invoices the advertisers, provides Zonzia with the breakout and audit trail, and wires funds into Zonzia’s bank account. The usual and customary receivable timetable is net 60 days from national advertising agencies, and net 30 days in dealing directly with advertising companies.

Platform #2- Hotel Network

•	The Company has an agreement with Sonifi Solutions, Inc. to provide Zonzia content to hotel rooms across the U.S. The content will be provided on a Free-To-Guest Video-On-Demand basis and through a Free-To-Guest Linear Channel. A copy of this Agreement is listed as an exhibit to the registration statement of which this prospectus is a part.

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•	The content will be both library content and eventually original programming. The initial roll-out to approximately 450,000 hotel rooms with linear hotel channel offerings is targeted for 3rd quarter 2015 with VOD (Video on Demand) offerings available to up to 900,000 hotel rooms in the same period.
•	The growth strategy is to increase the number of hotel rooms displaying our content and to provide compelling content through both our content partners and our own original content. We are targeting expanding to approximately 1 million hotel rooms within the next 12 months.

Description of the agreement with Sonifi Solutions, Inc. for Hotel Chanel Distribution

On July 9, 2015, we entered into a Submission/Insertion Order Agreement with Sonifi Solutions, Inc. Pursuant to the agreement, commencing July 15, 2015, Sonifi agrees to make audio-video content provided by the Company available in hotel rooms on both a looping, free-to-guest linear channel and on a free-to-guest Video-on-Demand (“VOD”) basis. Submissions for distribution on either the linear basis or VOD basis will be scheduled monthly. Initially, submissions offered on a linear basis will be distributed to a minimum of 450,000 hotel guest rooms that are served by Sonifi and through Sonifi’s mobile applications. Sonifi will use commercially reasonable efforts to distribute VOD submissions to 900,000 guest rooms at Sonifi-served hotels.

Payments to Sonifi for linear based and VOD based submissions are structured as follows: for the first twelve months of the term, the Company shall pay Sonifi the greater of $55,000 or fifty percent (50%) of the Company’s gross advertising sales (net of any ad agency commission) per month, subject to a $140,000 monthly cap. For the second twelve months, the Company shall pay Sonifi the greater of $70,000 or fifty percent (50%) of the Company’s gross advertising sales (net of any ad agency commission) per month, subject to the same monthly cap. Thereafter for the remainder of the initial term, the Company would pay $110,000 per month. The agreement has an initial term ending in June 2018, subject to earlier termination rights in accordance with the agreement.

Description of Content Offerings per the Agreement with Sonifi Solutions Inc.

The following table summarizes the programming that we anticipate will be available through the Sonifi Solutions, Inc. agreement.

SERIES TITLE	GENRE	EPISODES	AUDIENCE
Budz	Animated Comedy	13	20-40
American 4x4	Auto	10	18-34
Cars 'N' Coffee	Auto	10	20-40
The Mixology	Beverage	16	25-45
The Spirited Actor	Business	10	18-34
Guerilla Gourmet	Business	13	18-40
High Flyers	Business	30	25-45
The Real Brazil	Business	1	24-45
Asia Stars	Business	67	25-55
Risk Takers	Business	6	25-45
Enterprise	Business	23	25-45
Innovators	Business	4	25-45
The Mentor	Business	23	25-45
Brink	Business	12	20-45
Inside Stories	Business	14	25-45
Thailand Attracts	Business	3	25-45
C-Suite	Business	16	18-45
Voyager	Business	4	25-45
Singapore Sessions	Business	8	25-45
Ryan's Russia	Business	17	25-45
Tweeds Russian Train Trip	Business	2	25-45
Specials	Business	25	25-45
Faith in Finance	Business	12	25-45
Profiles	Celebrity	300	25-55
On the Flipside	Celebrity Lifestyle	25	16-40
Roll in the City	Celebrity Lifestyle	10	25-45
Famous	Celebrity Lifestyle	96	18-45
What's the 411	Celebrity News	10	35-55
A Tehraner’s Memoir	Comedy	13	18-40
The Food Channel	Cooking	29	25-55
All Mixed Up	Cooking	20	20-45
Graci In The Kitchen	Cooking	9	18-40
Hot Kitchen	Cooking	30	16-55

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SERIES TITLE	GENRE	EPISODES	AUDIENCE
Game Changers	Docu-Business	41	25-45
Notorious B.I.G	Documentary	1	18-45
John Legend Documentary	Documentary	1	16-35
Sangre Negra	Drama	13	25-55
Pregnant By The Pastor	Drama	1	25-55
Hey Diddle Diddle	Drama	9	18-35
7 Cities	Drama	6	18-35
Runway Magazine	Fashion	10	20-45
Simply Fashion	Fashion	1	16-45
Urban Rajah	Food	25	20-45
Mission Makeover	Health & Fitness	39	20-45
Access Health	Health & Wellness	13	20-55
Total Faith Show	Inspirational	5	35-50
Designing Spaces	Interior Design	39	20-45
Jenny Live	Lifestyle	30	18-40
Girls Night Out	Lifestyle	39	18-45
Balancing Act	Lifestyle	13	20-50
The Art of Fighting	Martial Arts	9	18-45
Xtreme Fighting Championships	Martial Arts	26	18-45
This Thing of Ours	Movies	1	20-45
Usher	Movies	1	18-45
Kush	Movies	1	18-45
Barrio Beats	Music	1	18-32
Port City P.D.	Police Drama	9	18-36
The Mayor Life	Reality	2	25-55
Anica	Science Fiction	5	20-40
The Black Dawn	Sci-Fi	9	18-32
Million Dollar Shootout	Sports	7	18-45
Eye to Eye	Talk	22	25-45
Tech Stars	Technology	3	25-45
Secret Diary of an American	Teen Drama	4	13-17
Cheerleader
Travelista	Travel	8	20-35
Black Man N Robin	Video Games	13	16-34

Description of the Revenue Model for the Hotel Channel

The Hotel Channel model is very similar to the Cable Channel model in that we will secure advertisers for our Linear and VOD channel offerings. Advertisers will be solicited and contracted by simplyME distribution and an outside ad agency. We anticipate that advertisers will pay us on the number of times one of our shows is viewed. The benchmark metric for this calculation is known as CPM (cost per thousand views). Our Hotel Channel CPMs will be tracked and reported by Sonifi. Based on the tracking report simplyME and the advertising agency will invoice the advertisers and will subsequently collect payments. Once they receive payments from the advertisers, simplyME and the advertising agency will wire the funds to the Zonzia account. The usual and customary receivable timetable is net 60 days from national advertising agencies, and net 30 days in dealing directly with advertising companies.

Platform #3- Website: Zonzia.com

•	The website, while up and operating, functions for now essentially as a placeholder for content offerings to come.

•	Today, a visit to the website shows teasers of content offerings to come, such as the one-minute interviews from the Tribeca Film Festival.

•	The Company is in negotiations for a number of original program offerings with various companies and is working on preparing to launch a fully operational, ad revenue and subscription revenue generating model.

•	The growth of the business model will be advertising revenue based upon the number of site visits and subscribers signing up to the site, both of which are predicated upon the quality of the content.

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Description of the Revenue Model for Zonzia Website

Advertisers will be provided access to our internet website to compliment the content offerings. Our intent is that advertisers for our website will be solicited and contracted by an outside advertising agency. Advertisers would then pay us on the number of times one of our shows is viewed. The benchmark metric for this calculation is known as CPM (cost per thousand views). The CPM for our website will be calculated and reported by a third party vendor, UM Technologies, who is also our website and infrastructure provider. Once the tracking report has been issued and the CPMs calculated, an ad agency (to be selected) would invoice the advertisers, collect the payments and wire the funds into Zonzia’s bank account. The usual and customary receivable timetable is net 60 days from national advertising agencies, and net 30 days in dealing directly with advertising companies.

Through our multi-platform distribution channel agreement with simplyME Distribution LLC, we have access to Flipps.com which is a mobile app provider platform that gives us access to and the ability to connect on any internet connected television and smart-televisions, including:

▪	Samsung
▪	Sony
▪	Panasonic
▪	Phillips
▪	Sharp
▪	Xbox one
▪	Xbox 360
▪	Dish Hopper
▪	Apple TV
▪	Chromecast
▪	ROKU

A user may simply download the Flipps App on an iPhone or Android device, and then enjoy full access to the then-available Zonzia content.

Additionally, over time we plan to give our viewers access to social media pages, behind the scenes access, games, and more. We also anticipate providing our viewers with the opportunity to receive instant coupons from our participating advertisers.

Offerings Under Development

Our strategy involves our continued effort to develop the following core offerings. Please see “Management’s Discussion & Analysis – Plan of Operations” for more information.

Zonzia (Over-The-Top) Channel

We plan to make our content readily available on computers, tablets, mobile devices, and other connected devices. Our content will be posted on www.zonzia.com.

Video on Demand (VOD) / Subscription Video on Demand (SVOD)

We have entered into a Letter of Intent with Georgeville TV in connection with the intended development, co-production and distribution of a 10 episode original series currently titled “Z- Inspired by Zorro.” By the terms of this agreement, once a number of development elements have successfully been met, Zonzia would have an initial funding commitment of $1,200,000 to fund preproduction activities and the scripts for certain episodes ahead of the parties “greenlighting” the Series. Under the letter of intent, if the Series is ultimately produced, Zonzia would have additional funding requirements and would retain all of the U.S. VOD, SVOD and linear (television channel) broadcast and exhibition rights to the series for 2 years and the rights to extended seasons. A copy of this letter of intent is filed as an exhibit to the registration statement of which this prospectus is a part.

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We anticipate that our Video on Demand (VOD) and Streaming Video on Demand (SVOD) offerings will include full length feature films, TV series, documentaries, live events and general programming. We are cross-soliciting film, TV and live event promoters, offering them a number of unique and favorable deal options which will allow them to have direct access to our targeted demographics including charging them up-front production fees and entering into revenue sharing deals. By matching video and live event producers and promoters with our advertising customers, advertisers will have the ability to produce and embed user-targeted commercials in our VOD and SVOD offerings. Our intention is that by providing entertaining content to an expanding end user base, our brand awareness will increase, enabling us to develop strong relationships and retention rates with our advertisers, ecommerce and other brand partners.

In addition to being able to deliver innovative and entertaining content across all of our delivery platforms, our overall success is heavily dependent on our ability to develop nationwide brand recognition which is intended to result in a significant viewer and ultimately consumer base. Our brand recognition and viewer base are expected to drive rapid expansion of individual consumer impressions that are essential in the development and effectiveness of our advertising program offerings. Since we generate advertising revenue from the number of user impressions we achieve, our content and other product offerings must be attractive to our individual users.

Viewer Subscriptions

As we launch our delivery platforms, particularly our website and mobile applications, our content and accompanying interactive services may be initially available for free for limited periods in order to aggressively increase our brand awareness and consumer base.

As our brand awareness and consumer base gains momentum, we will launch a targeted subscription campaign drive which we anticipate will begin in the fourth quarter of 2015 or the first quarter of 2016. Subsequent to the initial launch and trial period, we expect to begin charging subscribers a monthly fee of $4.99 per month. Our content offerings may include sporting events, concerts, and live performances.

Advertising

To date, our advertising relationships have evolved through our agreement with simplyME Distribution LLC. That agreement contemplates that advertisers may advertise through video, sponsorship and/or banner advertising slots. Under our agreement with simplyME, we will evenly split all advertising revenue generated pursuant to that agreement with simplyME. The core revenue model for monetizing the three platforms, is advertising driven. Advertisers pay on a Cost Per Thousand Impression (CPM) basis. For example, if our CPM rate was at $30 and our platforms are visited (tuned on or turned on) for a viewership of 10 million views, that would equate to $300,000 in revenue. If a consumer, or hotel patron is tuned to our channel and particular advertising is shown while the event or programming is being viewed, then the views are recorded, verified, and the advertiser is invoiced at the CPM rate.

We intend to use advertising as a means of generating revenue by engaging users on all of our Platforms, including our website, www.zonzia.com, mobile applications, and VOD and other channel offerings.

Our advertising program, which provides our customers many different options, is designed to maximize relevance to search queries and web content. Our advertising options, which will be specifically co-designed by our sales and marketing team, will allow our customers to create targeted ads to appear beside related search results or web content on our websites and include:

•	Display Advertising – This includes banner ads and consists of text and graphics based ads that appear next to content relevant to the various product offerings. We will offer these banner ads in several sizes, allowing for each to contain logos, pictures, other graphics and video.

•	Display Advertorials – Display advertorials are advertisements in the form of editorial content and designed to provide consumers additional insights to our customers’ products or services. Advertorials are generally limited to 500 words and may be created by our content development team or may be provided directly by the customer or the customer’s representative. Advertorials are believed to be the most cost-effective digital advertising, based on their high search engine optimization.

•	Native Advertising – Native advertising programs are designed to specifically match content and advertising directed at smaller, targeted groups of users based on specific interests.

•	Video Advertising – Similar to television commercials widely seen on network TV, video advertisements will run throughout some of our streaming video offerings.

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Sales and Support

Our sales support, billing systems, customer tracking and revenue collection efforts are provided by a third party vendor, UM Technologies, who is also our website and infrastructure provider.

Pursuant to an IT Services Agreement between the Company and UM Technologies dated September 8, 2014, UM Technologies develops and maintains software systems for the Company, which are used for sales support, billing and revenue collection. The agreement contemplates a total of $780,000 in payments being made over a one-year period. Under the agreement, the Company has a royalty-free, non-transferable rights to use the software developed by UM Technologies, and UM Technologies retains rights with regard to techniques, know-how, and source code developed in the course of the engagement. UM Technologies provides a limited warranty with regard to its work during the term of the engagement and for one month thereafter. A copy of this IT Services Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

We are targeting developing and growing our sales and support infrastructure in-house as cash flow and talent become available. When we are in a position to perform these functions internally, we expect to initially operate from leased offices in Los Angeles and New York City, with the Los Angeles facility encompassing a production facility where we will produce some of our own original content.

Marketing

In line with our overall business plan, we are focusing on the continued growth and recognition of our brands through providing meaningful content and high-quality products and consumer experience. Our marketing, promotional and public relations activities are designed to promote our brand image and differentiate it from competitors. In doing so, we believe our viewer, and ultimately our consumer base, will grow rapidly and provide our customers with increasing impressions, allowing for maximization of advertising efforts.

Investor Relations

We engaged Benchmark Advisory Partners LLC of Del Mar, California as our investor relations firm pursuant to a Consulting Agreement dated May 5, 2015. We believe they will use the available public information to make a concerted effort to reach and engage the current shareholders as well as assist in information and press release dissemination. The term of the Consulting Agreement is six months, and we paid this consultant a one-time fee of 500,000 shares of restricted stock upon signing the agreement. A copy of this Consulting Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Information Technology and Intellectual Property

We have engaged UM Technologies to build the infrastructure to support our content delivery platforms, pursuant to the IT Services Agreement described above. We have, and expect to continue to invest heavily in this infrastructure on an on-going basis.

Intellectual property rights involving our technology platforms are important to the future success of our Company. As a result, we consider the acquisition and maintenance of certain protectable and enforceable rights in patent, trademark, copyright, trade dress, trade secret and know how in those technology platforms to be important to the future growth of our Company, and in that regard we intend to continue to maintain and to formalize on a going forward basis rights in our service marks, our trademarks, our copyrighted materials and content, our website and mobile applications, our domain names and our patentable business methods, as needed. With respect to our trade secrets and know how in our technology platforms, we have and will continue to maintain a regime of entering into protective confidentiality and intellectual property license agreements with our employees, our customers, our partners and other third parties to protect our confidential technology and business information.

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As of the date of this report the Company has filed Trademark Applications with the USPTO for:

▪	ZONZIAKIDZ	Serial Number 86656259
▪	ZONZIA	Serial Number 86656246
▪	Zonzia	Serial Number 86656250
▪	ON (stylized)	Serial Number 86656262
▪	On (stylized)	Serial Number 86656267

Content Strategy

We have expended significant financial and other Company resources in developing our content strategy and expect to do on an on-going basis. Our overall strategy is to provide, together with our business partners, a generous mix of an established video libraries consisting of well-known movies, television shows, historical sporting events, documentaries and docu-movies; as well as original productions and co-productions contingent upon adequate funding.

The competition for well-known, critically acclaimed, and highly-rated programming across all genres is intense, and most of our competitors consist of large companies with well established brands and significantly greater resources.

Our business model and content strategy is based around our ability to sell advertising, taking advantage of the careful monitoring and analyzing of our consumer demographics. We believe our model provides our advertisers the ability to achieve significant value in their marketing strategy, through knowing their audience in advance. If we effectively monetize our user demographics and experience satisfaction, we believe this would serve as a competitive strength as we seek to enter into favorable licensing and revenue sharing arrangements with our content developers and potential licensing partners.

Video

We believe the growing demand for streaming entertainment, increasingly available on mobile devices and tablets, is evident from the increasing development activity from major cable networks, film and production studios, and sports leagues to name a few. Companies like Netflix, one of the first and most well-known brands streaming digital content, have experienced extreme success in rapidly building their brands and market share while monetizing that success by requiring users to pay fees. We believe that our business model and content strategy allows us to provide users a unique and entertaining streaming digital experience for certain of our products.

We anticipate that our streaming platforms will allow aspiring film, short film and television directors/producers to showcase their accomplishments in addition to showings of other first run movies and live streaming concerts and sporting events. We anticipate that our movies, short films and television shows will include various genres, such as documentaries, docu-series, biopics and children’s programming. Our strategy and safety policies strictly prohibit the streaming of adult entertainment and any form of pornography.

We also are seeking commercial arrangements with concert and sporting event promoters in which we would charge them a production fee to reach the targeted demographics that our website, mobile applications, and other distribution channels provide. Additionally, our officers have relationships with a significant number of freelance video contributors.

Competition

The digital broadcasting industry is intensely competitive and many of our competitors are well established internet companies, ecommerce and search engine companies, television networks and conglomerates. Many of these competitors have significantly greater financial resources and may prove to be more attractive to our content providers and developers.

Our business is characterized by rapid change and converging, as well as new and disruptive, technologies. We face formidable competition in every aspect of our business, particularly from companies that seek to connect people with information on the web and provide them with relevant advertising. Our advertising business faces competition from:

•	Various types of search engines, ecommerce websites, news-based content providers and other media and entertainment based sites. Many of these sites have more established brands and possess significant financial resources causing significant barriers to entry.
•	Other forms of advertising, such as television, radio, newspapers, magazines, billboards and yellow pages, for ad dollars. Our advertisers typically advertise in multiple media, both online and offline.
•	Providers of online products and services. Our online products and services compete directly with new and established companies, which offer communication, information and entertainment services integrated into their products or media properties.

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We compete to attract and retain users, for whom other products and services are literally one click away, primarily on the basis of the relevance and usefulness of our content, features, availability and ease of use of our products and services.

Employees

We presently have five full-time corporate officers including: Chairman of the Board and Chief Business Development Officer Myles A. Pressey III, Naresh Malik -- Chief Executive Officer, Lynwood Bibbens -- Chief Strategy Officer, Johnathan F. Adair -- Chief Operations Officer, and Stanley L. Teeple -- Chief Compliance Officer. Frank McEnulty, our Chief Financial Officer, is in the process of winding down his other private company obligations and presently contributes approximately 75% of his time to the Company, with the expectation to become full-time with the Company by the end of 2015.

Our operations are overseen directly by our corporate officers. Our officers oversee all responsibilities in the areas of corporate administration, business development and research. The Company contemplates engaging a full-time Chief Content Officer as business and cash flow allow for the expansion.

We intend to expand our current sales and marketing teams; administrative teams; and content and business development teams. Competition for qualified personnel in our industry is intense.

Seasonality

We do not expect seasonality to have a material impact on our business.

Research and Development

We do not expect to incur material research and development costs for the next 12 months.

Government Regulation

We are subject to numerous domestic and foreign laws and regulations covering a wide variety of subject matter. New laws and regulations (or new interpretations of existing laws and regulations) also may impact our business. The costs of compliance with these laws and regulations are high and are likely to increase in the future. Any failure on our part to comply with these laws may subject us to significant liabilities and other penalties.

Corporate History

Zonzia Media, Inc. was originally incorporated in 1981 in the State of Nevada. In December 2005, following a recapitalization that resulted in a change of control, Indigo was an independent energy company that engaged primarily in the exploration of natural gas and oil in the Appalachian Basin in Pennsylvania, West Virginia, Illinois, and Kentucky through December 2010.  These activities were carried out on leased properties, some of which were proven, primarily through the entry into joint venture and other operating agreements.

In December 2010, the Company’s management was notified by a representative of the New Jersey Attorney General’s Office (“NJAG”) that they were pursuing a civil action against Everett Charles Ford Miller (“Everett Miller”) and related entities alleging violations of securities laws amongst others. At the time of the civil action, Everett Miller was a Board Member of the Company, a significant shareholder, and a significant note holder. On December 17, 2010, the Company was named as a nominal defendant in the civil complaint as a result of Carr Miller Capital’s significant investment in the Company.  At the time, and through the date of this filing, there have been no allegations of wrongdoing on the Company’s part but the complaint does state that the Company was unjustly enriched by the actions of Carr Miller Capital.  The Company had no knowledge of any wrongdoing alleged to have been committed by Everett Miller and a release from the NJAG was ultimately obtained on July 29, 2013.

On July 29, 2013, a group of large equity and debt holders formed a new entity, New Hope Partners, LLC, and entered into a settlement agreement with the receiver to effectively purchase a majority interest in the Company. The closing of the transaction between the receiver and New Hope Partners resulted in a change of control of the Company (for more detail, including the settlement agreement, see Current Report on Form 8-K filed August 5, 2013).

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Subsequent to New Hope Partners obtaining a controlling interest in the second half of 2013, the Company’s primary focus was on organizational efforts, settling previously outstanding obligations on the best terms possible, and re-establishing its regulatory compliance. On May 12, 2014 the Company filed its annual report on Form 10-K for the fiscal year ended December 31, 2013 and believes it has subsequently been current with its periodic filing requirements under the Exchange Act of 1934. Additionally and as further discussed below, the Company settled over $12 million of previously accrued liabilities primarily through the issuance of shares of restricted common stock during the first half of 2014.

Since entering into a plan of merger on May 25, 2014, as amended on September 2, 2014 and November 20, 2014, the Company has been engaged in the digital publishing and broadcasting business. In this regard, the Company completed a merger with HDIMAX, Inc., a private operating company, on November 21, 2014 and changed its name to HDIMAX Media, Inc.

On January 22, 2015, the Company entered into a Settlement Agreement with the former owner of HDIMAX, Inc. effectively and substantively cancelling the merger. For additional details, including a copy of the Settlement Agreement, please see our Current Report on Form 8-K filed on January 29, 2015.

On March 9, 2015 the Company changed its name to Zonzia Media, Inc. and its ticker symbol changed to “ZONX”. The Company is aggressively developing its digital content and multi-platform entertainment distribution channels.

Where You Can Find More Information

We file annual, quarterly and other requisite filings with the U.S. Securities and Exchange Commission (the “SEC”). Members of the public may read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Members of the public may obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. That site is located at http://www.sec.gov.

You also may request a copy of our filings, at no cost, by writing or telephoning us at:

Zonzia Media, Inc.

74 N. Pecos Road, Suite D

Henderson, Nevada 89074

Telephone: (702) 463-8528

Attention: Investor Relations

Consequence of Delays

The timing and successful execution of our overall business strategy is dependent upon our current ability to raise additional capital at terms favorable to us. If outside funds are not obtained through the sale of securities or other financing arrangements, the Company’s revenues will be limited.

DESCRIPTION OF PROPERTY

As of July 9, 2015, the Company did not have any owned or leased property.

LEGAL PROCEEDINGS

Congoo, LLC v. HDIMAX Max Media, Inc. Civ. Action No. 3:15-cv-01423

The Plaintiff’s in the case provide online advertising opportunities for a fee. The Plaintiff alleged the Company owes them in excess of $422,000 based on an agreement, dated prior to our merger, with an entity controlled by our former Chairman and Chief Executive Officer. The plaintiff alleges that the entity with the prior agreement merged into our Company and changed the name. We are contesting the claim and have filed an initial response on March 23, 2015.

On April 24, 2015 the Plaintiff’s attorney notified the district court judge requesting our adjournment from participation in the complaint and that we may be entitled to a dismissal. It is expected that by July 24, 2015, the Plaintiff will file an Amended Complaint.

From time to time, we are involved in lawsuits, claims, investigations and proceedings that arise in the ordinary course of business. There are no matters pending that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements for the period from May 24, 2014 (inception) through December 31, 2014 and (ii) the unaudited financial statements for the period ended March 31, 2015 that appear elsewhere in this registration statement.

This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements contained in this discussion, including, without limitation, statements containing the words “believes”, “anticipates,” “expects” and the like, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). However, as we will issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained herein to reflect future events or developments.  For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

Overview

We are a new multi-platform entertainment distribution channel with the goal of being a unique hybrid of a linear channel, a video-on-demand channel and an over-the-top channel. Viewer immersion technology will allow instant access to our available content. Upon the full launch of our delivery platforms, which is contingent upon our receipt of adequate funding, we intend to deliver all kinds of innovative entertainment including:

•	Original Programming – featuring documentaries, short films, mini-series, and television shows of all genres produced and directed by well-known individuals within the entertainment industry as well as up and comers.

•	Feature Films – full-length films from major studio productions and independent film makers.

•	Television Shows – shows from all the major networks as well as originally developed shows available on delivery platforms.

•	Sports, Concerts, and Live Events – streaming sports, music, and other live entertainment events from around the world.

Together with our content and distribution partner simplyME Distribution, we currently offer a collection of programming through our cable television platform, which is available in over 27 million households. Upon the full launch of all three of our delivery platforms, our core offerings are expected to include the following:

Zonzia.com

We plan to have compelling content offerings drive traffic to the website, which will equate to advertising fees paid by site visit. Our agreement with simplyME provides that they will establish the advertising channels and our technology partner UM Technologies will audit the traffic and revenue streams.

Video on Demand (VOD)

We are presently targeting and cross-soliciting film and live event promoters, offering direct access to our targeted demographics in exchange for an up-front production fee. By matching video and live event producers and promoters with our advertising customers, advertisers will have the ability to produce and embed user-targeted commercials in our streaming VOD offerings. We believe that, by providing entertaining content to our expanding end user base, our brand awareness will increase significantly, enabling us to develop strong relationships and retention rates with our advertisers, ecommerce and other brand partners.

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Zonzia (Over-The-Top) Channel

Our Zonzia channel, via our contract with Sonifi Solutions, Inc. provides that our content offerings for both free television as well as VOD will be available in hotel rooms throughout the United States. The initial roll-out to approximately 300,000 hotel rooms is targeted for 3rd quarter 2015.

In addition to being able to deliver innovative and entertaining content across all of our delivery platforms, our overall success is heavily dependent on our ability to develop nationwide brand recognition which is intended to result in a significant viewer and ultimately consumer base. Our brand recognition and viewer base are expected to drive rapid expansion of individual consumer impressions that are essential in the development and effectiveness of our advertising program offerings. Since we generate advertising revenue from the number of user impressions we achieve, our content and other product offerings must be attractive to our individual users.

Subscription Video-On-Demand (SVOD)

As we launch our delivery platforms, particularly our website mobile applications, we anticipate that our content and accompanying interactive services will be available for free for limited periods in order to aggressively increase our brand awareness and consumer base.

Results of Operations

For the period from May 24, 2014 (inception) through December 31, 2014:

The financial statements and dollar amounts included herein are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Since HDIMAX, Inc. was considered the accounting acquirer and surviving entity upon completion of the merger transaction on November 21, 2014 and subsequently cancelled in January 2015, the following management’s discussion and analysis provides information and analysis associated with our advertising and content development operations. Additionally, since the inception date of HDIMAX was contained in 2014; accordingly, no 2013 comparative operational results exist and are correspondingly omitted. The results of operations are not expected to be indicative of our future operations due to the Settlement Agreement with an effective date of January 22, 2015.

Revenue

During the period ended December 31, 2014 we generated net revenue of $439. The amount recognized was based on a lower than market net cost per impression as dictated by our third party service provider arrangement. Through the remainder of 2015, we expect to launch our subscription services and begin our advertising campaigns and other goods and services offerings.

Sales and Marketing

We incurred total sales and marketing expenses of $1,006,012 during the period ended December 31, 2014. The majority of these expenses consisted of payments to third party content developers, lead and internet impression generators, and other brand marketing expenses primarily paid on behalf on our former website brand partners.

Officer Compensation

Officer compensation for period ended December 31, 2014 of $23,295,167 is primarily the result of accruing compensation due under employment agreements that became effective upon the completion of the reverse acquisition of HDIMAX, Inc. Of the amount incurred for the period, $22,800,000 relates to the obligation to issue 60,000,000 shares of common stock to former officers and directors. Upon entry into the settlement agreement with HDIMAX, Inc. and related entities on January 22, 2015, the compensation obligations were forgiven and no shares of common stock will be issued under the former agreements. In addition, approximately $130,000 of incurred and accrued cash based compensation recognized during the period ended December 31, 2014 has been forgiven.

Professional Fees

The Company incurred $729,411 of professional fees during the period ended December 31, 2014. The majority of these fees were incurred for the preparation and completion of our reverse acquisition of HDIMAX, Inc. During the on-going ramp up of our principal business operations, through at least the first half of 2015, we expect to continue to incur significant legal, accounting, and other consulting fees associated with entering into material definitive contracts.

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General & Administrative

Our general and administrative expenses totaling $53,565 for the period ended December 31, 2014 were primarily associated with our on-going capital raising efforts and administrative costs associated with the completion of the HDIMAX, Inc. acquisition. Our general and administrative costs are expected to significantly fluctuate until we fully commence our planned principle business operations expected to occur in the second half of 2015.

For the three months ended March 31, 2015:

Given the inception date in May 2014, the following analysis of our results will not be based on comparisons to the comparable period during 2014, but rather with regard to such other periods within our history as deemed applicable.

The financial statements and dollar amounts included herein are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles. The results of operations may not be indicative of our future operations as we continue to develop our content delivery platforms.

The following discussion of the financial condition and results of operations should be read together with our condensed financial statements for the three month period ended March 31, 2015.

Revenue

We did not generate any revenue during the three months ended March 31, 2015. Through the remainder of 2015 we expect to launch our video on demand offerings which are expected to result in the generation of advertising revenues. Additionally, if we are successful in our funding and brand awareness campaigns we may be able to launch our subscription service near the end of the year or in early 2016.

Sales and Marketing

For the three months ended March 31, 2015 we incurred expenses totaling approximately $163,000 for the construction and development of our content delivery platforms. Offsetting these expenses during the first quarter of 2015 was a non-recurring reversal of a previously accrued obligation totaling $422,448. As we continue to build our brand awareness and video and other content libraries, along with our infrastructure, we expect our sales and marketing expenses to increase throughout the next twelve months and beyond.

Officer and Director Compensation

Officer compensation for the three months ended March 31, 2015 of $65,675,677 is primarily the result of non-recurring stock awards to our officers and directors. Included in officer and director compensation during the period was the recognition, totaling $9,975,000, of unrecognized compensation cost associated with the cancellation of an unvested restricted stock award issued to a former officer.

We believe a significant portion of the stock awards granted during the first quarter of 2015 were necessary to attract and retain individuals to serve in officer, director, and other consulting roles. In this regard, we issued a total of 145,200,000 shares of fully vested, restricted and unregistered shares of common stock to these individuals.

Professional Fees

The Company incurred $819,599 of professional fees during the period ended March 31, 2015. The majority of these fees were incurred on a non-cash basis via the issuance of 3,750,000 shares of restricted and unregistered common stock granted to various consultants for business development and contract review and generation. We expect our professional fees to steadily decline as we approach the launch date of our principal business activities.

General & Administrative

Our general and administrative expenses totaling $322,441 for the period ended March 31, 2015 were primarily associated with our on-going capital raising efforts and other administrative costs. Additionally, we incurred one-time charges totaling approximately $298,000 associated with the Settlement Agreement with our former Officers and Directors. Our general and administrative costs are expected to significantly fluctuate until we fully commence our planned principal business operations expected to occur in the second half of 2015.

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Liquidity and Capital Resources

Working Capital

At December 31, 2014, we had a working capital deficit of approximately $2,236,000, primarily due to professional service providers, officers and directors, and other related parties.

At March 31, 2015, we had a working capital deficit of approximately $1,250,000, primarily due to professional service providers, officers and directors, and other related parties. Our working capital is not sufficient to meet our operations, inclusive of plans for rapid growth. Additionally, our ability to execute our content strategy and meet our day to day liquidity needs through the remainder of the year requires us to raise additional capital.

Accordingly, our plans presented in this Report, particularly under “Plan of Operations” below, are dependent upon our ability to raise significant capital in the near term. If we are unsuccessful in generating sufficient cash through operations or raising additional capital through means such as debt issuances, equity offerings or short-term advances from related parties, we will be required to significantly reduce our operational efforts and curtail our rapid growth strategy. Further, as of the date of this Report we do not have any firm funding commitment.

Cash Flow

Cash Used in Operating Activities

For the period ended December 31, 2014, our cash used in operations totaling approximately $560,000 primarily consisted of payments to service providers to prepare for, and assist in the completion of, the merger transaction and to maintain relationships with image providers and content developers. For the near term, and under informal agreements, many of our services providers and related parties have agreed to defer payment until we increase our liquidity, which resulted in off-sets to our net loss and cash used in operations totaling approximately $1,230,000. Additionally, we recognized approximately $23.6 million in stock based compensation, a non-cash premium for the assumption of the net liabilities of HDIMAX, Inc., and debt discount amortization. As noted above, we will require additional capital in order to monetize our content strategy and overall plan of operations.

For the three months ended March 31, 2015, our cash used in operations totaling approximately $92,000 primarily consisted of payments to service providers to prepare and execute our Settlement Agreement with our former officers and directors. Our operational cash used significantly declined from the quarter ended December 31, 2014 as a result of significant, non-recurring, stock based compensation of nearly $67,000,000. For the near term, and under informal agreements, many of our services providers and related parties have agreed to defer payment until we increase our liquidity, which resulted in off-sets to our net loss and cash used in operations totaling approximately $405,000. Additionally, we recognized non-cash gains of approximately $917,000 related to the reversal of previously accrued compensation due to our former officers and an internet marketing service provider that we were released from during the period, partially off-set by the approximately $108,000 expense for our Settlement Agreement. As noted above, we will require additional capital in order to monetize our content strategy and overall plan of operations.

Cash Provided by Financing Activities

All of our cash for the period ended December 31, 2014 was provided by short-term notes payable, some of which were convertible and converted during the period ended December 31, 2014. The proceeds from the notes payable, including those convertible totaled $560,000.

All of our cash for the three months ended March 31, 2015 was provided by the issuance of 585,748 shares of restricted and unregistered shares of common stock totaling $95,850.

Our ability to continue as a going concern for at least the next 12 months will depend on our ability to raise the money we require through equity or debt financing. Through the end of April 2015 we raised an additional $70,000 through the issuance of short-term notes payable due to related parties, the proceeds of which were primarily used to prepare and file our annual report on Form 10-K for the period ended December 31, 2014. Further, during May 2015 we raised an additional $160,000 through the sale of our common stock in private placements to third party investors. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due, and we will be forced to scale down or perhaps even cease our operations. As of the date of this Report we do not have any firm funding commitment.

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Plan of Operations

While our officers have extensive experience in internet and channel content distribution, our company is in the early stages of pursuing our mission to entertain a global audience through content that we license, acquire, or develop revenue share opportunities with content providers. Our primary targeted genres include sports, movies, TV shows, comedy, music, food and health and fitness. We believe our business model and content strategy gives us a significant opportunity to deliver value to users, developers and marketers while realizing our monetization objectives. Keys to meeting our objectives include, but are not limited to:

•	Establish multiple distribution channels for our content, each with an extensive reach to potential users.
•	Distribute high definition television content available through our content partner simplyME.
•	Attract popular licensed television content. This is a targeted objective of our Advisory Board.
•	Develop a strong ad operation setup to sell across all of our content delivery platforms, including through our distribution partner simplyME Distribution.
•	Execute on a solid marketing strategy to promote our content on social media and top consumer websites which is under construct ion via an agreement with technology provider UM Technologies, with an initial roll-out projected for the 4th quarter 2015.

The chart below summarizes some of the Company’s targeted milestones and related timeframes with regard to its objectives to establish distribution platforms, license or develop content and secure advertisers.

Objective: Establish Distribution Platforms

Distribution Platform	Targeted Development Milestone	Targeted Timeframe
1. Cable Television Current Status: Launched with 30 programming hours, available in 27.5 million households in Southeastern United States
• Household Reach	Available in an additional13 million households	Fourth quarter 2015
• Programming Hours	• 90 programming hours of content	Second quarter 2016

2. Hotel-in-room channel Current status: Agreement in place with Sonifi to provide Zonzia content to Marriott and Westin Hotel Groups
• Hotel Room Reach	Initial Roll-out to approximately 450,000 hotel rooms Expand to 900,000 hotel rooms via VOD	Third quarter 2015 Second quarter 2016

3. Website: Zonzia.com Current status: site in initial stages, with substantive content offerings to come	• Partial functions available, including VOD. Complete website available, including original content	First quarter 2016 Fourth quarter 2016

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Objective: Content Development and Acquisition

Offering	Targeted Milestone	Targeted Timeframe
Linear Programming	Content provided through simplyME Original programming	Achieved Fourth quarter 2016
Zonzia Over-the-top Channel		Fourth quarter 2015
Video on Demand (VOD) and Subscription Video on Demand (SVOD)	Offer full length feature films, TV series, documentaries, live events and general programming	First quarter 2016

Objective: Secure Advertisers across All Distribution Platforms

Platform	Targeted Timeframe
Cable television	Third quarter 2015
Hotel-in-room channel	Third quarter 2015
Zonzia.com and original content	Fourth quarter 2016

Objective: Secure Capital to Fund Development

The timing and successful execution of our overall business strategy is dependent upon our current ability to raise additional capital at terms favorable to us. Our officers and directors have spent significant time and effort cultivating relationships with individuals and entities that may be interested in investing in our Company.

Since late in 2014 through the date of this report, our Officers, Directors and other consultants and Advisory Board Members have devoted significant time and effort to raising the capital necessary to fully implement our principal business plans including securing content and building the required content delivery infrastructure. While we have received positive feedback from these efforts and much preliminary interest from potential debt and/or equity investors, we do not have any firm funding commitments as of the date of this report sufficient to fully implement our business strategies in the near term.

Please see the section entitled “Use of Proceeds” on page 13 for a detailed description on how the Company intends to use proceeds raised from this offering in seeking to accomplish the development milestones set forth in this Plan of Operations.

Launch Strategy

Our content and platform launch strategy is to produce and acquire compelling content that creates a connection with our targeted audience across desired platforms. If we are successful in our capital raising efforts, we intend to be operating in all of our delivery platforms and subscription services in the first quarter of 2016.

The overall objective is to drive significant viewers to engage in the offerings of our video on demand and over the top Channel. We intend to engage in an aggressive business to business public relations drive to rapidly evolve a marketplace for our viewers, clients, and consumers. We have also begun forming relationship and partnerships with several large television and wireless providers that will provide us basic access to several million households nationwide.

Develop High Quality and Entertaining Content to Increase User Engagement

We expect to begin spending approximately $3,000,000 dollars on the production of a series of originally created available half-hour long comedy, dramatic and romance television shows by the first quarter of 2016. Additionally, we believe some of our potential licensing partners will require non-refundable, prepaid royalty payments in order to present their content on our distribution platforms. The majority of the costs incurred with this type of third party content development are paid through revenue sharing arrangements in which the vendors receive a percentage of the impression revenue from our advertising basis. We intend to prioritize product development investments that we believe will drive user engagement. One of our critical, near-term uses of funds is to significantly improve and expand our content library and unique offerings. Our expenditures likely will include, at least partially, up-front payments to movie and live event producers and/or promoters. Key to increasing our content offerings is our ability to analyze and organize vast amounts of information in real time to enable us to select the unique content that we believe will be most interesting to show to each user. We are focused on providing entertaining content and other products to increase engagement, representing a core part of our strategy to maximize our long-term business performance.

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Marketing and Business Development

As at March 31, 2015, we had spent over $1,000,000 on sales and marketing expenses, reflecting our commitment to invest to improve our ad products in order to attract more customers to work with us, to create more value for marketers and to enhance marketers’ ability to make their advertising more relevant for users. Our advertising strategy centers on the belief that, with ad products that are relevant, well-targeted, social and well-integrated with our content offerings, we can enhance the user experience while providing an attractive return for marketers. We expect to continue to spend significantly in order to grow our brand awareness, develop relevant ecommerce partner relationships and increase advertising value.

Attract and Retain Highly Talented Management and Professional Consultants

The technology industry is highly competitive and heavily dependent upon attracting and maintaining innovative and experienced individuals. We are heavily dependent on our officer group, and loss of the services of these officers could have a material impact on our ability to implement our business plan.

Based on our value based approach, we seek to engage legal, accounting and other management consulting professionals upon the completion of extensive due diligence processes accounting for experience level, customer satisfaction and cost comparisons.

Content Storage and Delivery

We engaged UM Technologies to build the infrastructure to store our anticipated content library on a cloud based server; provide necessary display setting conversions allowing the content to be viewed on multiple devices including mobile phones, tablets, and televisions as well as in high definition; and allow for direct delivery to our strategic content delivery interface partners who ultimately provide the material to our targeted viewers.

In April 2015 we began a test of this process in which we provided our content interface partner with a small amount of programming that became available on-demand to over 27 million cable served household subscribers in the Southeastern Region of the United States. We have determined that we can securely deliver and make the content available to the end user.

Through our technology partner UM Technologies LLC we have made contact with several parties to begin building the platforms that will allow us to distribute our content securely in a variety manners including television on demand, mobile devices, and other devices with internet capability. Through our content partner simplyME Distribution LLC and out Channel Distribution Agreement with them, we presently have access to a mobile portal provide via a digital app with Flipps.com.

Content Development

The key to our success is providing entertaining and engaging content to our end users allowing us to attract subscribers and advertising clients. Under the direct supervision of our Officers we have made significant contacts within the industry and have had preliminary meetings with various entertainers, producers, and other developers to provide a significant volume of video and other live streaming events. While we await the financial ability to acquire our intended content library, we believe our relationships and preliminary discussions will allow to us to rapidly increase our content offerings.

Brand Awareness

Through our officers and other relationships within in the industry we have begun a social media brand awareness campaign designed to attract consumers to our content delivery platforms.

Recent Activities

Subsequent to the Settlement Agreement with our former CEO in January 2015, we have spent significant amounts of time and effort attracting and retaining highly experienced individuals to form our management team, Board of Directors, and Advisory Board. We believe that we have successfully attracted and retained these individuals. Once in place, our team began the process of rebranding the Company into Zonzia Media and assessing the value of various content delivery platforms and developing the corresponding relationships with applicable service providers.

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Off Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These accounting principles require management to use estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses during the reporting period.

Our accounting policies that require significant management judgment and estimates include:

Stock Based Compensation

We have on occasion issued equity and equity linked instruments to employees and non-employees in lieu of cash for the receipt of goods and services and, in certain circumstances the settlement of short-term loan arrangements. The applicable GAAP establishes that share-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

In these transactions, the Company issues unregistered and restricted equity instruments.

While the Company believes that its shareholders currently have approximately 12 million shares of freely-traded stock with a quoted market price (a Level 1input within the GAAP hierarchy), the fair value of the unregistered and restricted shares issued in compensation transactions with non-employees as valued by the quoted market price does not reflect the economic substance of the transactions and does not represent the Company’s principal market, correspondingly, the quoted market price is not the most reliably measurable fair value. This determination was based upon the liquidity restrictions placed upon our unregistered restricted equity instruments along with the quoted market not being the most active or principal trading market.

When unregistered common shares are issued for the settlement of short-term financing arrangements, the reacquisition price of the extinguished financing arrangement is determined by the value of the debt which is more clearly evident, and no additional inducement expense is recognized.

In situations in which we issue unregistered restricted common shares in exchange for goods and services, and the value of the goods and services are not the most reliably measurable, we recognize the fair value of the unregistered restricted equity instruments based on the value of similar instruments issued in private placements in exchange for cash in the most recent transactions (a Level 2 input within the GAAP hierarchy). The Company has determined this methodology reflects the risk adjusted fair value of our unregistered restricted equity instruments using a commercially reasonable valuation technique within the most active market.

Quantitative and Qualitative Disclosures About Market Risk

Under the scaled disclosure requirements applicable to smaller reporting companies (as defined in Item 10(f)(1) of Regulation S-K), we are not required to report quantitative and qualitative disclosures about market risk specified in Item 305 of Regulation S-K.

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DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as directors and executive officers of our company as of the date of this report. All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Age	Office
Naresh Malik	49	Chief Executive Officer
Myles A. Pressey III	58	Chairman of the Board and Chief Business Development Officer
Lynwood A. Bibbens	43	Chief Strategy Officer
Johnathan F. Adair	50	Chief Operating Officer
Stanley L. Teeple	63	Chief Compliance Officer
Steven L. Sanders	55	Director
Frank McEnulty	58	Chief Financial Officer
Philip Fraley	33	Director

Advisory Board members:
Charles R. Dutton
Scott Steiner

Naresh Malik

Mr. Malik has served as the Company’s Chief Executive Officer since April 2015. Prior to joining Zonzia Media, Mr. Malik served as President – Media and Creative Services, for Reliance Media Works. Reliance Media Works Limited is a film and entertainment Services Company and a member of the Reliance Group, from January 2010 to April 2015. The Group has a comprehensive presence in Film and Media Services, Productions, Sales & Distribution and Exhibition; Motion Picture Processing and DI; Film, Audio Restoration and Image Enhancement; 3D; Digital Mastering: Studios and Equipment rentals; Visual Effects; Animation; Broadcast, Television Commercials Post Production & Feature Film Promotion services with presence across India, USA and UK and offers end to end integrated services across the entire film and media services value chain to production houses, studios and broadcasters, globally. Mr. Malik resigned his position with Reliance Media Works in order to take the helm as CEO of Zonzia Media, Inc.

In connection with Mr. Malik’s’ appointment as the Company’s Chief Executive Officer, Mr. Malik entered into an employment agreement with the Company on April 15, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Malik receives a base salary in the amount of $250,000 per year. Subject to the discretion of the CEO and the Board of Directors, Mr. Malik shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Malik shall receive an initial grant of 5,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement, and will be granted 2,500,000 additional shares of the Company’s common stock on each of the subsequent four anniversaries of the commencement of employment, should Mr. Malik continue to be employed in good standings on such dates. The employment agreement further provides that Mr. Malik is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Malik for cause, without cause, or by reason of his death or disability. Mr. Malik may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Malik or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Malik severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Malik will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Malik has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Malik pursuant to the employment agreement.

With over two decades of experience in management and core skills within the Media & Entertainment business, Mr. Malik has been in the Executive Positions at Reliance, Prime Focus, Pixion, Ideal System Asia Pacific amongst others.. Having led the function of Global Sales, Production and Transmission for Film and Broadcast Industry has given him the unique and unparalleled expertise across this sector.

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Myles A. Pressey III

Since September 2014, Mr. Pressey has devoted his full time to the Company, first as Chief Business Development Officer and then, beginning in late January 2015, as both Chairman of the Board and Chief Business Development Officer. Throughout his career, Mr. Pressey served in many roles in investment and relationship management. Mr. Pressey has provided financial advisor services to high net worth individuals, represented retired professional basketball players in sponsorship deals and negotiated and managed endorsement and television appearance deals for athletes and entertainers. From February 2012 through July 2014, Mr. Pressey has owned and operated Regency Park Entertainment, an independent film production and finance company. From January2010 to January 2012, Mr. Pressey was the Managing Director of Film & Media at Sun Center Studios, Pennsylvania’s only state-of-the-art sound stage facility and campus dedicated to servicing major film and television production companies within the entertainment industry. Before joining Sun Center Studios in 2010, Mr. Pressey served as the Chief Executive Officer of Pressey Padell Sports & Entertainment, which was founded in 2008 and focused on all facets of business management for athletes and entertainers. Pressey Padell Sports & Entertainment handled not only endorsements and TV appearances but also guided each athlete and entertainer and their families through all of their financial, marketing and endorsement matters. Mr. Pressey devotes his full time business efforts on behalf of Zonzia Media, Inc.

In connection with Mr. Pressey’ appointment as the Company’s Chairman of the Board of Directors and Chief Business Development Officer, Mr. Pressey entered into an employment agreement with the Company on January 29, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Pressey receives a base salary in the amount of $250,000 per year. Subject to the discretion of the CEO and the Board of Directors, Mr. Pressey shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Pressey received an initial grant of 125,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement. In addition, pursuant to an amendment to Mr. Pressey’s compensation approved by the Board of Directors, Mr. Pressey is entitled to a potential subsequent equity award; provided that this entire subsequent award is subject to the achievement of corporate performance benchmarks set by the Board of Directors. For example, if the Company achieves twenty-five million dollars ($25,000,000) in revenue on a consolidated reporting basis during any calendar year, Mr. Pressey III will be entitled to the entire award of 62,500,000 shares to be issued in equal annual increments over the remaining term of his employment agreement, all subject to Mr. Pressey’s continued servie. The employment agreement further provides that Mr. Pressey is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Pressey for cause, without cause, or by reason of his death or disability. Mr. Pressey may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Pressey or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Pressey severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Pressey will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Pressey has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Pressey pursuant to the employment agreement.

Before establishing Pressey Padell Sports& Entertainment, Mr. Pressey held various business and investment management roles. Mr. Pressey holds a Bachelor of Arts Degree from Antioch University.

Mr. Pressey’s experience with current and retired professional athletes, entertainers, capital market and investment and business management is critical to our content, marketing and business development strategy that is centered around our ability to establish and maintain long-term relationships with content providers across all of our media offerings.

Lynwood A. Bibbens

Mr. Bibbens has served as the Company’s Chief Strategy Officer since January 2015. Prior to that, Mr. Bibbens was self-employed from January 2010 through December 2014 developing a series of programming and content driven relationships in the technology and broadcasting industry. Mr. Bibbens is a serial entrepreneur who's founded and sold several technology and e-commerce companies including American Discount Warehouse, a company he founded in 1996 and sold in 3 years for over 10 times EBITDA. Mr. Bibbens has the ability to foresee the needs of Distributors, Brands, and Consumers as such he has formed long term relationships with corporations such as Samsung, Toshiba, Vizio, Amazon, CBS and Comcast. From 2007, Mr. Bibbens has focused on the Media and Entertainment industry by integrating multiple dynamic content platforms that use proprietary technology which enable top Brands to better understand their clients. He has teamed up with Syndication partners Dailymotion, Google, Roku, Opera, X Box, Dish, Comcast, Verizon, and Amazon. Mr. Bibbens also sits on the board of several companies; Adelman Enterprises, New England Technology, Moblty, and The Invictus Firm. Presently Mr. Bibbens devotes his full-time business activities to Zoznia Media, Inc.

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Mr. Bibbens also co-founded and launched The Invictus Firm, a Private Equity & Strategic Consulting Firm, based on his extensive background in Technology, Entertainment Content, Distribution and Syndication. Mr. Bibbens’ investment focus is on existing and new Technology companies that are dynamic and disruptive, specifically, companies that can capture and monetize content across multiple platforms while being able to capture critical data in real time. Over his 20+ years of experience, Mr. Bibbens has been directly involved with structuring, advising and distributing global private equity deals.

In connection with Mr. Bibbens’ appointment as the Company’s Chief Strategy Officer, Mr. Bibbens entered into an employment agreement with the Company on January 29, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Bibbens receives a base salary in the amount of $250,000 per year. Subject to the discretion of the CEO and the Board of Directors, Mr. Bibbens shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Bibbens received an initial grant of 5,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement, and will be granted 2,500,000 additional shares of the Company’s common stock on each of the subsequent four anniversaries of the commencement of employment, should Mr. Bibbens continue to be employed in good standings on such dates. The employment agreement further provides that Mr. Bibbens is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Bibbens for cause, without cause, or by reason of his death or disability. Mr. Bibbens may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Bibbens or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Bibbens severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Bibbens will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Bibbens has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Bibbens pursuant to the employment agreement.

Johnathan F. Adair

Mr. Adair has served as the Company’s Chief Operating Officer since January 2015. Mr. Adair is a seasoned veteran and well versed in all aspects of the entertainment industry with over 20 years of experience. Mr. Adair’s background includes post at Sony Pictures Entertainment, Universal Pictures, The Walt Disney Company and the Los Angeles Philharmonic. From February 2012 through December 2014, Mr. Adair served as a partner at Regency Park Entertainment, an independent film production and finance company. From January 2010 to January 2012 Mr. Adair served as a partner at Valley Vista Entertainment an independent film and TV production company. At Sony Pictures, Mr. Adair created and guided the marketing strategies for the company’s licensed consumer products division including the blockbuster Spiderman 2, which broke both box office and licensed sales records. At Universal Pictures, Mr. Adair ran the worldwide marketing operations for Universal Home Entertainment Productions representing over $120 million in revenue. While at the Walt Disney Company, Mr. Adair directed the consumer products marketing and promotional strategies for the Winnie The Pooh and Mickey Mouse brands and Disney’s television and live action film properties. Mr. Adair devotes full-time of his business efforts to Zonzia Media, Inc.

In connection with Mr. Adair’ appointment as the Company’s Chief Operating Officer, Mr. Adair entered into an employment agreement with the Company on January 29, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Adair receives a base salary in the amount of $250,000 per year. Subject to the discretion of the CEO and the Board of Directors, Mr. Adair shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Adair received an initial grant of 5,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement, and will be granted 2,500,000 additional shares of the Company’s common stock on each of the subsequent four anniversaries of the commencement of employment, should Mr. Adair continue to be employed in good standings on such dates. The employment agreement further provides that Mr. Adair is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Adair for cause, without cause, or by reason of his death or disability. Mr. Adair may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Adair or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Adair severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Adair will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Adair has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Adair pursuant to the employment agreement.

An accomplished and award winning violinist and pianist, Johnathan headed the marketing and communications divisions of the Los Angeles Philharmonic Association. Johnathan began his career at Sony Music where he served in the business affairs, marketing and A&R divisions. Johnathan is a graduate with honors of Harvard University.

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Stanley L. Teeple

Mr. Teeple has served as the Company’s Secretary and Chief Compliance Officer since December 2014. From October 2006 through December 2010 Mr. Teeple was Chief Financial Officer for Indigo-Energy, Inc. (a former name of the Company). From January 2011 through September 2013, as President of Stan Teeple, Inc., Mr. Teeple provided services as Chief Financial Officer and provided consulting services for various companies, including Element Renewal, a privately held water treatment company. In October 2013, Mr. Teeple undertook the engagement from New Hope Partners LLC, a privately held group of shareholders of Indigo-Energy, Inc., to work on the turnaround and compliance-related efforts, in hopes of returning the company to fully-reporting status. In May 2014, that task was accomplished and Indigo Energy engaged Mr. Teeple as its interim CFO and consultant. That engagement continued until December 1, 2014 when the Company named Mr. Teeple as its Chief Compliance Officer and Secretary.

In connection with Mr. Teeple’ appointment as the Company’s Secretary and Chief Compliance Officer, Mr. Teeple entered into an employment agreement with the Company on December 1, 2014 and a subsequent Modification Agreement on January 29, 2015. The employment agreement and modification provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Teeple receives a base salary in the amount of $250,000 per year. Subject to the discretion of the CEO and the Board of Directors, Mr. Teeple shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Teeple received an initial grant of 5,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement, and will be granted 2,500,000 additional shares of the Company’s common stock on each of the subsequent four anniversaries of the commencement of employment, should Mr. Teeple continue to be employed in good standings on such dates. The employment agreement further provides that Mr. Teeple is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Teeple for cause, without cause, or by reason of his death or disability. Mr. Teeple may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Teeple or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Teeple severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Teeple will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Teeple has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Teeple pursuant to the employment agreement.

Over the last 30 years Mr. Teeple has held numerous senior management positions in a number of public and private companies across a broad spectrum of industries. Additionally he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He previously operated his consulting business on a project-to-project basis, and holds various other directorships and now devotes full time to Zonzia Media, Inc.. His businesses operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity.

Steven L. Sanders

Mr. Sanders has served as a member of the Board of Directors of Zonzia Media, Inc. since February 19, 2105. As Chairman, CEO, and Chief Investment Strategist (CIS) at StoneRidge Investment Partners, LLC since 2009, Steven Sanders is a leader in the money management industry. Mr. Sanders has led multiple firms to growth and profitability over his extensive 30-year career. In 2009, Mr. Sanders led the growth of StoneRidge from $200 Million to $1.2 Billion in assets under management while driving enhancements to the firm's equity investment process and helping launch and develop StoneRidge’s suite of custom designed fixed income products.

Possessing nearly 30 years of investment and entrepreneurial experience, Mr. Sanders serves as Board Chairman of Beltraith Capital, LLC, a holding company formed by Mr. Sanders to raise capital and acquire a controlling interest in StoneRidge in 2009.

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Prior to joining StoneRidge, from 2006-2009, Mr. Sanders served as Chief Investment Strategist at Creative Financial Group Asset Management, with $1.8 Billion in assets under management. During that period, Mr. Sanders Co-founded and served as Chairman & CEO of First Genesis Financial Group, a subdivision of Creative Financial Group. While there, Mr. Sanders developed and co-managed the firm’s absolute return, macro-economic thematic investment strategy.

Mr. Sanders has provided economic and financial market commentary to national and local television networks such as CNBC, Bloomberg, CNN, ABC World News, Fox TV, and CN8’s Money Matters Today. His presentations on Macro Economics and Financial Markets are in demand at many investment conferences. Mr. Sanders has served as a spokesperson for Citibank Master Card and Visa’s national financial education program and authored a booklet about the virtues of saving and spending wisely, “Money Matters for Young Adults”. Since 2007, he has co-hosted Financial Voices; a weekly financial and economic awareness program which airs on 900AM WURD Radio in Philadelphia and broadcast internationally via the web. Mr. Sanders serves as Chairman of the Investment Committee for The Philadelphia Foundation, a member of the Board of Trustees at the Pennsylvania Academy of Fine Arts, Advisory Board member of The Network for Teaching Entrepreneurship Philadelphia and Board member for TOCFWH.  Mr. Sanders holds a B.B.A. in Risk Management from Howard University. His engagement provides that Zonzia issues 150,000 shares of restricted stock annually for his service as a member of the Board of Directors.

Frank McEnulty

Mr. Frank McEnulty was appointed our interim Chief Financial Officer effective February 19, 2015 and took over the full title as Chief Financial Officer on May 2, 2015. Mr. McEnulty devotes approximately 75% of his efforts toward his position as CFO of Zonzia Media, Inc.

Mr. McEnulty’s employment as interim CFO was on a consulting basis compensated at $2,000 per week. With the signing of his full CFO Employment Agreement of May 2, 2015, Mr. McEnulty assumed the full duties and responsibilities of his office and his base salary increased to $182,000 annually, and an initial stock issuance of one-million shares of stock. His agreement also provides for a review within one-hear of this agreement to adjust his compensation to a higher executive level package, if warranted.

Mr. McEnulty is an experienced financial executive with an extensive background in finance and accounting, multiple location management, real estate development, financial analysis, workout and mediation, presentations and public speaking, cash management, property management, business startup, development and operations. Mr. McEnulty also currently serves as the President and CFO of Meghan Matthews, Inc., a privately owned venture management company where he has served for the past 19 years, overseeing the start-up, investment and growth of numerous new companies dealing with a wide variety of products. A partial list of these companies have been a music magazine, a chain of brewpub restaurants, live music clubs in California and Tennessee, a record label, live-pay-per view events, a new surfboard technology, consumer products and movie and video production in addition to managing the financial activities of the owners of the company and their large real estate portfolio. Among his development projects have been major apartment complexes, single-family homes, golf-course communities, shopping centers, and mid and low-rise condominium projects. Mr. McEnulty has been responsible for the management of thousands of apartment units and over 2,000,000 square feet of retail space at one time. Over time, Mr. McEnulty has been responsible for the acquisition, disposition, development and/or financing of over $750,000,000 in real estate projects. Mr. McEnulty also currently serves on the Board of Directors of Ojai Oil Company a diversified oil producer and self-storage company and on the Board of Directors of Cell Medx, Corp a start-up pain management company in the field of diabetics. Mr. McEnulty received his MBA in Venture Management from the University of Southern California in 1980 and has undergraduate degrees in Accounting and Finance from California State University at Long Beach.

Philip Fraley

Mr. Fraley is President of Real Partners, LLC, a financial services and wealth advisory firm, where he has served since May 2012. Prior to that, Mr. Fraley served as a Director of Guggenheim Partners from May 2010 to May 2012. He has spent the past 10 years of his career working in the family office and investment advisory industry specializing in investment, wealth management and merchant banking for both U.S. and international clients. Previously, Philip held positions at Guggenheim Partners and BNY Mellon. Philip is a graduate of the University of Pittsburgh with a B.S. in Accounting.

Mr. Fraley joined the Zonzia Board of Directors on June 3, 2015 and continues to pursue his other business interests providing Zonzia services as required. His engagement provides that Zonzia issues 150,000 shares of restricted stock annually for his service as a member of the Board of Directors.

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Advisory Board

The Advisory Board Charter provides that Advisory Board members will assist Zonzia’s Directors, management, and specifically the Chairman of the Board of Directors regarding business issues including marketing, content development, sales, financing, expansion, creativity and others.

Mandate for Membership

Selection as an Advisory Board member is due to an individual’s specific skill-set of knowledge and experiences that places him or her on the leading edge of what Zonzia has defined as its operating model. Each member has distinct knowledge on different aspects of business such as marketing, product development and sales techniques that are of use to the Directors. Each must be a seasoned professional who has unique insight, knowledge, and experience in the world of entertainment, film, music, and development of creative content. Moreover, each must have a like mind with the Board and management of the Company in areas of character, moral codes, and faith which is so important to our corporate mission.

Charles “Roc” Dutton

Mr. Dutton joined the Company’s Advisory Board in May of 2015 and is compensated for his contributions with an annual stock award of 75,000 shares of restricted common stock.

Charles Roc Dutton, 61 hails from Baltimore, Maryland. In his youth, Dutton had a short-lived stint as an amateur boxer with the nickname "Roc." Upon graduation from Hagerstown Junior College in  Maryland he enrolled as a drama major at Towson State University in Towson, Maryland. After his time at Towson, Dutton earned a master's degree in acting from the Yale School of Drama.

From January 2009 until January 2013 Mr. Dutton worked as a self-employed developer, actor, and producer of various made-for-television and film roles. From February- October 2013 Mr. Dutton was engaged as a primary actor in the television series “Zero Hour”. From November –December 2013 Mr. Dutton was engaged filing the feature film “The Monkey’s Paw”. From January 2014 through June 2015 Mr. Dutton worked as an independent actor and television and film producer.

In 1984, Dutton made his Broadway debut in August Wilson's Ma Rainey's Black Bottom, winning a Theatre World Award and a Tony Award nomination for Best Actor. In 1988, Dutton played a killer in the television miniseries The Murder of Mary Phagan opposite Jack Lemmon and Kevin Spacey. 1990 brought him a second Best Actor Tony nomination for his role in another Wilson play, The Piano Lesson. From 1991-1994, he starred in the Fox television series Roc. Dutton co-starred in Alien 3, the debut film of director David Fincher, then co-starred in 1993's Rudy. Other films he has appeared in include Get on the Bus; A Time to Kill; Cookie's Fortune; Crocodile Dundee II; Country; Menace; and Secret Window.

Dutton won Outstanding Guest Actor Emmy Awards in 2002 and 2003 for his roles in The Practice and Without a Trace. He was previously nominated in 1999, for his guest-starring role as Alvah Case in the HBO prison drama Oz in its second season premiere episode. For this role, he was also nominated for an NAACP Image Award. Also in 1999, he starred in an ensemble cast in Aftershock: Earthquake in New York in which he played the Mayor of New York City. Dutton gained acclaim for his comedy show Roc shown on FOX television (but produced by HBO) from 1991–1994, especially mid-run when the show was broadcast live. His work in this role won him a NAACP Image Award. He co-starred in the popular but short-lived 2005 CBS science fiction series, Threshold.

In 2000, Dutton directed the HBO miniseries The Corner. The miniseries was close to his heart for Dutton grew up on the streets of East Baltimore. It was adapted from The Corner: A Year in the Life of an Inner-City Neighborhood (Broadway Books, 1997) by David Simon (a reporter for the Baltimore Sun) and Ed Burns (a retired Baltimore homicide detective). The Corner won several Emmys in 2000, including Best Miniseries. Dutton won for his direction of the miniseries. He worked with Simon previously in a 1996 episode of Homicide: Life on the Street.

He starred as Montgomery County, Maryland Police Chief Charles Moose in the 2003 made-for-TV movie D.C. Sniper: 23 Days of Fear, and appears in Season 2 of The L Word. Dutton also appeared in "Another Toothpick," an episode of The Sopranos. He guest starred on House M.D. as the father of Doctor Eric Foreman (Omar Epps) and on Sleeper Cell: American Terror as the father of undercover FBI agent Darwyn Al-Sayeed. He also directed two episodes of Sleeper Cell.

On February 14, 2013 Dutton returned to TV in Zero Hour playing the role of a priest.

In 2013, Dutton played Detective Margolis in the horror film The Monkey's Paw.

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Scott Steiner

Mr. Steiner joined the Company’s Advisory Board in February 2015. Mr. Steiner has a twenty year work history in the energy and IT industries.  He currently serves as COO of Taylor Consulting which he founded in 2004. Taylor grew from an initial product release in 2009 to one of the largest and fastest growing energy services companies in the nation. Mr. Steiner also serves as the CEO and President of UM Technologies, an information technology firm he founded in 2014. UM Technologies recently purchased SEA, Hydro4GE and TR Technology Solutions.

Mr. Steiner’s other interests include investments and Board positions in Cupcake Digital, Herotainment, Zonzia Media and Modomodo.  Scott graduated from Temple University with BS in Architecture and from Mt Saint Mary's College with a MBA in International Marketing.  He lives in Pennsylvania with his wife Karen and daughter Stephani.

Family Relationships

There are no family relationships among our directors or officers.

Conflicts Of Interest

Our directors and officers are subject to restrictions regarding opportunities that may compete with our company’s business plan. New opportunities that are brought to the attention of our directors and officers must be presented to our Board of Directors and made available to our company for consideration and review under principles of state law corporate opportunity doctrines.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years before that time;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

Executives and Directors Compensation

During the period ended December 31, 2014 we entered into various employment arrangements with our previous and current executive officers. Some of these arrangements were retroactively forgiven and cancelled as part of our Master Settlement Agreement entered into on January 22, 2015, as described in the notes to the Summary Compensation Table. For a more detailed description of the Master Settlement Agreement, please see Item 1 – Description of Business.

The following table provides certain summary information concerning compensation of our named executive officers:

Summary Compensation Table

Name ($)	Year ($)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Comp ($)	Non- qualified Deferred Comp. Earnings ($)	All Other Comp. ($)	TOTAL ($)

Rajinder Brar, Former CEO and CFO (1)	2014	$370,511	–	–	–	–	–	–	$370,511

Aneliya Vasilieva, Former Chief Content Officer (2)	2014	$83,333	–	$9,975,000	–	–	–	–	$10,058,333

Myles A. Pressey III, Interim CEO and Chief Business Development Officer (3)	2014	$93,833	–	$13,725,000	–	–	–	–	$13,818,833

James Walter Sr., Former CEO and CFO (4)	2014	-	–	$476,875	–	–	–	–	$476,875

_______________

(1)	Mr. Brar was appointed Chairman and Chief Executive Officer on November 21, 2014. Effective January 22, 2015 Mr. Brar resigned all previously appointed Officer and Board positions.

(2)	Ms. Vasilieva was appointed Chief Content Officer on November 21, 2014. Effective January 22, 2015 Ms. Vasilieva resigned as Chief Content Officer. The above compensation represents accrued amounts related to a December 2014 employment agreement that was retroactively cancelled with all previously accrued amounts being forfeited. Stock awards, representing 26,250,000 shares of restricted and unregistered common stock, scheduled to vest on January 1, 2015 were cancelled.

(3)	Mr. Pressey III was appointed Chief Business Development Officer and a Board Member on November 21, 2014. Effective January 22, 2015 Mr. Pressey III resigned as Chief Business Development Officer and Director. The above compensation represents accrued amounts related to a December 2014 employment agreement that was retroactively cancelled. Stock awards, representing 33,750,000 shares of restricted and unregistered common stock, scheduled to vest on January 1, 2015 were cancelled. Additionally, $900,000 of stock based compensation was earned on a pre-merger basis while in the employ of the public shell company and correspondingly eliminated from being presented in the accompanying statement of operations for the period ended December 31, 2014. Mr. Pressey was appointed as the Company’s Chief Business Development Officer and its Interim Chief Executive Officer and Interim Chief Financial Officer on January 29, 2015.

(4)	Mr. Walter Sr. resigned as the Sole Officer and Director of the Company on November 21, 2014. Additionally, $476,875 of stock based compensation was earned on a pre-merger basis while in the employ of the public shell company and correspondingly eliminated from being presented in the accompanying statement of operations for the period ended December 31, 2014. On January 22, 2015 Mr. Walter was appointed as the Sole Officer and Director and subsequently resigned all Officer positions on January 29, 2015.

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Compensation of Executive Officers

Other than Mr. James C. Walter Sr., none of the named executive officers shown in the Summary Compensation Table served as executive officers of the non-surviving public company shell.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2014 the Company’s named executive officers collectively held restricted stock awards totaling 120,000,000 shares of common stock, half of which were scheduled to vest as of January 1, 2015 with an additional 60,000,000 shares of restricted common stock scheduled to vest as of July 15, 2015. In accordance with our Settlement Agreement dated January 22, 2015 all of these previously issued equity compensation awards were retroactively cancelled in January 2015. Accordingly, they are not shown in the table below. The table below sets forth all other options and stock awards received by the named executive officers of the Company with respect to fiscal year 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
James C. Walter Sr.	250,000	–	–	$11.00	10/16/17	–	–	–	–

Compensation of Directors

For the period ended December 31, 2014, each of our Directors also served as an executive officer of the Company. No director received additional compensation in respect to his service on the Board in 2014. Accordingly, the tabular disclosure called for by Item 402(r) of Regulation S-K is not applicable.

Employment Agreements

We have entered into employment agreements with the following current executive officers, the terms of which are summarized below.

Naresh Malik, Chief Executive Officer

Mr. Malik entered into an employment agreement with the Company effective April 21, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Malik receives a base salary in the amount of $250,000 per year. Subject to the discretion of the Board of Directors, Mr. Malik shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Bibbens shall receive an initial grant of 5,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement, and will be granted 2,500,000 additional shares of the Company’s common stock on each of the subsequent four anniversaries of the commencement of employment, should Mr. Malik continue to be employed in good standings on such dates. The employment agreement further provides that Mr. Bibbens is entitled to 4 weeks of paid vacation per year and other executive level benefits.

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The Company may terminate the employment agreement with Mr. Malik for cause, without cause, or by reason of his death or disability. Mr. Malik may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Malik or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Malik severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Malik will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Malik has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Malik pursuant to the employment agreement.

Myles A. Pressey III, Chairman and Chief Business Development Officer

Mr. Pressey III entered into an employment agreement with the Company on January 29, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Pressey III receives a base salary in the amount of $250,000 per year. Subject to the discretion of the Board of Directors, Mr. Pressey III shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Pressey received an initial grant of 125,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement. In addition, pursuant to an amendment to Mr. Pressey’s compensation approved by the Board of Directors, Mr. Pressey is entitled to a potential subsequent equity award; provided that this entire subsequent award is subject to the achievement of corporate performance benchmarks set by the Board of Directors. For example, if the Company achieves twenty-five million dollars ($25,000,000) in revenue on a consolidated reporting basis during any calendar year, Mr. Pressey III will be entitled to the entire award of 62,500,000 shares to be issued in equal annual increments over the remaining term of his employment agreement, all subject to Mr. Pressey’s continued servie. The employment agreement further provides that Mr. Pressey is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Pressey III for cause, without cause, or by reason of his death or disability. Mr. Pressey III may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, Mr. Pressey III’s resignation or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Pressey III severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Pressey III will be entitled to the base salary and benefits earned through and including the date of termination. Mr. Pressey III has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. The Company also agreed to indemnify Mr. Pressey III pursuant to the employment agreement.

Stanley L. Teeple, Chief Compliance Officer

We entered into an employment agreement with Stanley Teeple, our Chief Compliance Officer dated December 1, 2014. Mr. Teeple performs the duties and functions of his office under the supervisory authority of our Board of Directors and Chief Executive Officer. The employment agreement provides for an initial term ending December 31, 2016, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Teeple receives a base salary in the amount of $250,000 per year, subject to review at least annually by the CEO or Board of Directors. For 2014, Mr. Teeple is eligible for a $100,000 bonus and for 2015 and subsequent years, a bonus of not less than 5% and not more than thirty-five percent (35%) of prior year annual base salary shall be awarded in the discretion of the CEO and Board of Directors or committee thereof. Mr. Teeple shall receive a one-time grant of one million shares of the Company’s common stock, to be issued not later than June 30, 2015. Mr. Teeple is also entitled to participate in and receive such other benefits and compensation that our company may furnish to other management personnel or employees generally. The employment agreement further provides that Mr. Teeple is entitled to 3 weeks of paid vacation per year commencing January 1 2015. He is also entitled to and other executive level benefits under the employment agreement.

We may terminate the employment agreement with Mr. Teeple for cause, without cause, or by reason of his death or disability. Mr. Teeple may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, or termination by the Company without Cause (as defined in the employment agreement) then our company will be required to pay to Mr. Teeple severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If we terminate the employment agreement for cause or if Mr. Teeple terminates the employment agreement, then Mr. Teeple will be entitled to the base salary and benefits earned through and including the date of termination. Mr. Teeple has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Teeple pursuant to the employment agreement.

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Johnathan F. Adair, Chief Operating Officer

Mr. Adair entered into an employment agreement with the Company on January 29, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Adair receives a base salary in the amount of $250,000 per year. Subject to the discretion of the CEO and the Board of Directors, Mr. Adair shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Adair shall receive an initial grant of 5,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement, and will be granted 2,500,000 additional shares of the Company’s common stock on each of the subsequent four anniversaries of the commencement of employment, should Mr. Adair continue to be employed in good standings on such dates. The employment agreement further provides that Mr. Adair is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Adair for cause, without cause, or by reason of his death or disability. Mr. Adair may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Adair or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Adair severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Adair will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Adair has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Adair pursuant to the employment agreement.

Frank McEnulty, Chief Financial Officer

Mr. McEnulty entered into an employment agreement with the Company effective as of May 2, 2015 to serve as the Company’s Chief Financial Officer. The agreement provides for two different stages of employment: Stage 1 commences on the effective date of the agreement and lasts until the earlier of the Board of Directors implementing Stage 2 of the agreement or the first anniversary of the agreement, at which time the Board may either implement Stage 2 or terminate the Agreement. During Stage 1, Mr. McEnulty receives a base salary in the amount of $182,500 per year, and is entitled to 1,000,000 shares of common stock within 30 days of the employment agreement. Salary and any additional potential stock awards associated with Stage 2 would be determined by the Board of Directors upon implementation of Stage 2. During Stage 2, if applicable, Mr. McEnulty would be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary.

The Company may terminate the employment agreement with Mr. McEnulty for cause, without cause, or by reason of his death or disability. Mr. McEnulty may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. McEnulty or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. McEnulty severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. McEnulty will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. McEnulty has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. McEnulty pursuant to the employment agreement.

Lynwood Bibbens, Chief Strategy Officer

In connection with Mr. Bibbens’ appointment as the Company’s Chief Strategy Officer, Mr. Bibbens entered into an employment agreement with the Company on January 29, 2015. The employment agreement provides for an initial term of four years, with an automatic one-year renewal thereafter, unless the employment agreement is terminated by advance written notice of either party. Under the terms of the employment agreement, Mr. Bibbens receives a base salary in the amount of $250,000 per year. Subject to the discretion of the CEO and the Board of Directors, Mr. Bibbens shall be eligible for an annual bonus of not less than fifteen percent (15%) and not more than thirty-five percent (35%) of annual base salary. Mr. Bibbens shall receive an initial grant of 5,000,000 shares of the Company’s restricted common stock within 30 days of signing the employment agreement, and will be granted 2,500,000 additional shares of the Company’s common stock on each of the subsequent four anniversaries of the commencement of employment, should Mr. Bibbens continue to be employed in good standings on such dates. The employment agreement further provides that Mr. Bibbens is entitled to 4 weeks of paid vacation per year.

The Company may terminate the employment agreement with Mr. Bibbens for cause, without cause, or by reason of his death or disability. Mr. Bibbens may terminate the employment agreement for any reason by advance written notice. If the employment agreement is terminated by reason of death, disability, resignation by Mr. Bibbens or termination by the Company without Cause (as defined in the employment agreement) then the Company will be required to pay to Mr. Bibbens severance pay of four months base compensation and continue all other benefits under the agreement for a period of four months. If the Company terminates the employment agreement for Cause, then Mr. Bibbens will only be entitled to the base salary and benefits earned through and including the date of termination. Mr. Bibbens has agreed not to compete with us during the term of his employment agreement and for a period of twelve months thereafter. We also agree to indemnify Mr. Bibbens pursuant to the employment agreement.

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Pension Benefits

We do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

NonQualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plan or arrangement under which our named executive officers are entitled to participate.

Employee Benefit Plans

2007 Stock Option Plan. Our Board of Directors adopted our company’s 2007 Stock Option Plan (the “2007 Stock Option Plan”). The 2007 Stock Option Plan was approved by our stockholders at a meeting of stockholders held on October 15, 2007. The description set forth below summarizes the principal terms and conditions of the 2007 Stock Option Plan, does not purport to be complete and is qualified in its entirety by reference to the 2007 Stock Option Plan, a copy of which has been filed with the Securities and Exchange Commission as an Exhibit to this Report.

General. The primary objectives of the 2007 Stock Option Plan are to:

•	attract and retain selected key employees, consultants and directors;
•	encourage their commitment;
•	motivate superior performance;
•	facilitate attainment of ownership interests in our company;
•	align personal interests with those of our stockholders; and
•	enable them to share in the long-term growth and success of our company.

Shares Subject to 2007 Stock Option Plan. The number of shares of common stock of our company reserved under the 2007 Stock Option Plan is 90,90911. The number of shares available under both the 2007 Stock Option Plan and outstanding incentive awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalization or similar transactions, or resulting from a change in applicable laws or other circumstances.

Administration. The Plan shall be administered by either the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

_______________

1 This reflects the 1-for-44 reverse stock split, which became effective on November 12, 2014. Originally, 40,000,000 shares of our common stock was reserved under the 2007 Stock Option Plan.

Eligibility. Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive Non-qualified stock options (“NQSOs”) or Incentive Stock Options (“ISOs”) under the Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under the Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

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Terms and Conditions

All Options granted under the 2007 Stock Option Plan shall be subject to the terms and conditions provided therein, including:

1. Time of Option Exercise. Subject to the other relevant provisions of the Plan, Options granted under the Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

2. Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the optionee, an Option shall be exercisable only by the optionee.

3. Payment. All options issued under the Plan are deemed to be cashless. Options may be exercised using the intrinsic value of the options.

4. Termination of Employment. All options issued under the plan are to be vested immediately unless stipulated otherwise by the Administrator at the time of issuance. The Employee shall have 90 days from termination to exercise the option or it shall expire.

5. Determination of Value. For purposes of the Plan, the fair market value of Shares or other securities of the Company shall be determined as follows:

(a) Fair market value shall be the closing price of such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market on which such stock is reported, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or similar line of business.

Federal Income Tax Consequences

The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the options sold or otherwise disposed of within two (2) years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

Section 409A of the Code generally provides that any deferred compensation arrangement that does not satisfy specific written requirements regarding (i) timing and form of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of all amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income also are subject to a 20% excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may be paid out only upon separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year before performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits and may be applicable to certain awards under the 2007 Stock Option Plan. The Treasury Department has provided guidance on transition issues and final regulations under new Section 409A of the Code. Incentive awards under the 2007 Stock Option Plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code, as specified in an incentive agreement.

46

Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) for options or other applicable incentive awards is intended to constitute qualified performance-based compensation. We should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to such employees. However, the committee may determine, within its sole discretion, to grant incentive awards to such covered employees that do not qualify as performance-based compensation. Under Section 162(m), our company is denied a deduction for annual compensation paid to such employees in excess of $1,000,000.

THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO INCENTIVE AWARDS GRANTED UNDER THE 2007 STOCK OPTION PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE.

MOREOVER, THIS SUMMARY IS BASED ON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE INCENTIVE AWARDS ARE COMPLEX AND DEPENDENT ON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISERS RESPECTING INCENTIVE AWARDS.

Limitation of Liability and Indemnification Matters

Our articles of incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law.

Our articles of incorporation and bylaws authorize our company to provide indemnification to our directors and officers and persons who are or were serving at our request as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise to the fullest extent permitted by Nevada law. Our articles of incorporation and bylaws also authorize our company, by action of our Board of Directors, to provide indemnification to employees and agents of our company and persons who are serving or did serve at our request as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise with the same scope and effect as provided to our directors and officers as described above.

Our company has not entered into any indemnification agreement with any of its directors or officers.

We anticipate obtaining director and officer liability insurance with respect to possible director and officer liabilities arising out of certain matters, including matters arising under the Securities Act.

Option Exercises and Stock Vested

None of our named executive officers exercised stock options during 2014 and through the date of this Report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, none of the following persons have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters;

•	Any relative or spouse of any of the foregoing persons who has the same house as such person.

47

Related Transactions

On May 24, 2014 our prior Chairman and Chief Executive Officer contributed the brands, rights, and ecommerce opportunities of HDIMAX.com and Frontlinewire.com to the Company in exchange for 48,500,000 shares of common stock of the Company. Since we were under control of our founder on the date of the transaction, our founder’s historical cost became the carrying cost of the contributed assets totaling $488. As of December 31, 2014the cost of registering the websites was fully amortized, however, we maintained the rights to the domain names.

During the period ended December 31, 2014 we paid our founder, Chairman, and Chief Executive Officer and related entities $211,591 for the development of content and other marketing related expenses. The amount is classified in sales and marketing in the accompanying statement of operations.

As of December 31, 2014 we owed a related party $340,163 as result of the related party directly paying third party vendors on our behalf. In February 2015 we issued 7,500,000 shares of restricted and unregistered common stock in full settlement of these previously accrued obligations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the directors, officers and persons who beneficially own more than 10% of the equity securities of reporting companies, file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Directors, officers and greater than 10% stockholders are required by SEC regulation to furnish our company with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms we received, we believe that during the year ended December 31, 2014, and through the date of this Report, all such filing requirements applicable to our company were complied with.

Code of Ethics

We have not adopted a corporate code of ethics that applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or controller, or persons performing similar functions. Our decision not to adopt such a code of ethics results from our having only a limited number of officers and directors operating as the management for our company. We believe that, as a result of the limited interaction that occurs, having such a small management structure for our company eliminates the current need for such a code.

Committees of our Board of Directors

Audit Committee

We do not have a formal standing audit committee. Rather, audit committee functions are performed by our entire Board of Directors. These functions include: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and (5) funding for the outside auditory and outside advisors engagement by the audit committee.

Audit Committee Financial Expert

None of our directors or officers has the qualifications or experience to be considered a financial expert. We believe that the cost related to retaining a financial expert at this time is prohibitive. However, we do intend to appoint an audit committee financial expert in the foreseeable future.

Disclosure Committee

Disclosure committee functions are performed by our entire Board of Directors.

Director Independence

Two of the members of our Board of Directors may be deemed to be independent under the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15).

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Compensation Committee

Compensation committee functions are performed by our entire Board of Directors. Our Board of Directors does not have a charter or other formal policies regarding compensation.

Nominating and Corporate Governance Committee

Nominating and Corporate Governance committee functions are performed by our entire Board of Directors. Our Board of Directors does not have a charter or other formal policies regarding director nominations or corporate governance.

Stockholder Communications

Any stockholder may communicate directly to our Board of Directors by sending a letter to our company’s address of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders and Management

The following table provides certain information regarding the ownership of our common stock as of July 9, 2015 by:

•	each of our executive officers;
•	each of our directors;
•	each person known to us to own more than 5% of our outstanding common stock; and
•	all of our executive officers and directors and as a group.

Name and Address of Stockholders†	Shares Beneficially Owned (1)(2)		Percentage Ownership (1)
Myles A. Pressey III (Chairman of the Board and Chief Business Development Officer)	128,409,091		56.17%
Stanley L. Teeple (3)	5,813,841	(3)	2.54%
Lynwood A. Bibbens (4)	5,000,000		2.18%
Jonathan F. Adair (5)	5,000,000		2.18%
Frank McEnulty (6)	1,000,000		*
Steven L. Sanders (Director)	150,000		*
Philip Fraley (Director)	–		*
Naresh Malik (7)	5,000,000		2.18%

Officers and Directors as a group (8) persons	150,372,932		65.77%

_______________

† Each stockholder’s address is c/o Zonzia Media, Inc. 74 N. Pecos Road, Suite D, Henderson, Nevada 89074

* Represents less than 1%.

(1)	Based on an aggregate of 226,822,131 shares of common stock outstanding as of July 3, 2015, and outstanding options and warrants convertible into shares of common stock totaling 1,780,682 for a grand total of 228,602,813. Rounded to the nearest hundredth of a percent.

(2)	Unless otherwise indicated, shares are fully vested shares of the Company common stock..

(3)	Includes 132,023 shares held by Stan Teeple, Inc., an entity which Mr. Teeple controls as its CEO. Mr. Teeple was appointed Chief Compliance Officer effective December 3, 2014.

(4)	Appointed Chief Strategy Officer effective January 29, 2015.

(5)	Appointed Chief Operating Officer effective January 29, 2015.

(6)	Appointed Chief Financial Officer effective May 2, 2015.

(7)	Appointed Chief Executive Officer effective April 21, 2015.

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Changes in Control

Not applicable.

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders named below from time to time of up to a total of 43,131,591 shares of our common stock that were issued to the selling stockholders pursuant to transactions exempt from registration under the Securities Act. All of the common stock offered by the selling stockholders is being offered for their own accounts.

Issuances of Securities being Offered

A description of each transaction in which common stock being offered in this offering was sold to the selling stockholders is set forth below. Generally, the shares that are being offered for resale by the selling stockholders can be categorized as follows: (i) shares that were sold in private placements of our common stock; and (ii) shares to compensate our executives and our consultants, and (iii) as consideration to extinguish debts and contractual payment obligations of the Company.

Private Placement Transactions

A majority of the shares included in the selling stockholder table below are held by third party investors. Each of the investors in the foregoing private placements is a U.S. person having sufficient knowledge in business and financial matters to be capable of evaluating the merits and risks of the transaction. The transactions were exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering and Rule 506 of Regulation D promulgated thereunder. There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions were imposed by placing restrictive legends on the certificates.

Issuance to Executives and Consultants

Shares held by affiliates represent approximately one third of the shares included in the Selling Stockholders’ table. Mr. Pressey III beneficially owns a total of approximately 128 million shares of restricted common stock, of which 8,000,000, or approximately 6.25%, are being registered hereby. Pursuant to our employment agreements with each of the following executive officers, we have issued 5,000,000 shares of restricted common stock, of which 1,250,000 shares are being registered for each such officer: Naresh Malik, our Chief Executive Officer; Lynwood Bibbens, our Chief Strategy Officer; and Johnathan Adair, our Chief Operating Officer. In addition, we are registering 2,250,000 shares held by our Chief Compliance Officer, Stanley Teeple, 500,000 shares held by Director James C. Walter Sr. and 150,000 shares held by Director Steven Sanders.

The remainder of the shares included in the table below, were issued to consultants in exchange for services or were issued as consideration to extinguish historical debts and contractual payment obligations of the Company.

Selling Stockholders

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus.

Except as specifically set forth in the footnotes to the table, none of the selling stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates, other than as an employee, as set forth in the footnotes to the table. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public resale of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders, except as indicated in the footnotes to the table. For additional information regarding our capitalization, including shares held by officers, directors and 5% holders, refer to “Security Ownership of Certain Beneficial Owners and Management” above.

The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

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We will receive no proceeds from the sale of the registered shares. We have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any. We have no contractual obligations to provide any of our shareholders with registration of their shares.

Name of Selling Stockholder[1]	Number of Shares of Common Stock Beneficially Owned Prior to Offering[2]	Total Number of Shares to be Offered for Selling Stockholders Account	Total Shares to be Owned and Percent of Total Outstanding After Completion of this Offering[2,3,4]
Briana Pressey(6)	227,273	227,273	0	0%
David Stang	90,909	90,909	0	0%
Davis Martin Consulting, LLC	3,181,818	3,181,818	0	0%
Ingenium Accounting Associates	108,182	108,182	0	0%
International Private Capital Group LLC	2,046,765	2,046,765	0	0%
James C. Walter Jr.	5,402,273	500,000	4,902,273	2.15%
Jerry Bratz Jr.	36,364	36,364	0	0%
Jerry Bratz Sr.	1,556,851	1,556,851	0	0%
Jim Dunn III	545,185	545,185	0	0%
Jimmy Oliver	227,273	227,273	0	0%
Johnathan Adair(7)	5,000,000	1,250,000	3,750,000	1.64%
Karrey Anne Geddes	17,045	17,045	0	0%
Kirsten Braatz	523,480	523,480	0	0%
Lance A. McKinlay	184,393	184,393	0	0%
Leslie Greif	490,332	490,332	0	0%
Linda Pressey(6)	227,273	227,273	0	0%
Lynwood Bibbens(8)	5,000,000	1,250,000	3,750,000	1.64%
Margaret W. Morie	130,360	130,360	0	0%
Mark Spuler	277,777	277,777	0	0%
Michael J. Ducas	6,568,182	3,068,182	3,500,000	1.5%
Myles A. Pressey III(9)	128,409,091	8,000,000	120,409,091	52.69%
Myles A. Pressey IV(6)	227,273	227,273	0	0%
Naresh Malik(10)	5,000,000	1,250,000	3,750,000	1.64%
New Hope Partners LLC	16,381,105	11,881,105	4,500,000	2.0%
Raymond Gawronski	18,182	18,182	0	0%
Raynard A. Barnard	57,971	57,971	0	0%
Robert Rosania	22,510	22,510	0	0%
Sandra Delgozzo	22,727	22,727	0	0%
Scott Alan Stiner	2,250,000	2,250,000	0	0%
Stanley L. Teeple(11)	5,813,841	2,382,023	3,431,818	1.50%
Steven P. Durdin(13)	1,307,024	760,221	546,803	*
Steven Sanders	150,000	150,000	0	0%
Steve Mongiardo	17,045	17,045	0	0%
Weltman Bernfield LLC	52,627	52,627	0	0%
William Michael Long	25,445	25,445	0	0%
Christopher A. Wilson	37,500	37,500	0	0%
Gerard L. Oskam	37,500	37,500	0	0%
Total	191,671,576	43,131,591	148,539,985

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1.	Unless a relationship is specified in the notes below, each selling stockholder is a third party investor with no other relationship with the registrant.
2.	The number of shares listed in these columns include all shares beneficially owned and all options or warrants to purchase shares held, whether or not deemed to be beneficially owned, by the selling stockholder. The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares the person has the right to acquire within 60 days of the date above, including through the exercise of any option, warrant or other right or conversion of any security. The shares that a stockholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other stockholder. The ownership percentages are calculated assuming that 228,506,664 shares, including outstanding options and warrants convertible into shares of common stock totaling 1,780,682 shares, were outstanding as of July 3, 2015.
3.	Shares have been adjusted for the 1 for 44 reverse stock split effective November 12, 2014
4.	Under the rules adopted by the SEC, a person is deemed to be a beneficial owner of securities with respect to which the person has or shares: (a) voting power, which includes the power to vote or direct the vote of the security, or (b) investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to all shares beneficially owned. Assumes that all the securities listed hereunder have been sold.
5.	* denotes less than 1%.
6.	Linda Pressey, Briana Pressey, and Myles A. Pressey IV are the children of Myles A. Pressey III, our director and Chief Business Development Officer who each own stock in her or his own name, respectively, and has sole voting and investment power over the shares indicated.
7.	Johnathan F. Adair was appointed as our Chief Operating Officer on January 29, 2015.
8.	Lynwood A. Bibbens was appointed as our Chief Strategy Officer on January 29, 2015.
9.	Myles A. Pressey III was elected as a director and our Chief Business Development Officer effective January 29, 2015.
10.	Naresh Malik was appointed as our Chief Executive Officer on April 21, 2015.
11. 12.	Mr. Teeple was appointed as our Chief Compliance Officer effective December 3, 2014. The shares being registered include 2,250,000 shares held by Mr. Teeple individual and 132,023 shares held by Stan Teeple, Inc., an entity controlled by Stanley L. Teeple.
13.	Mr. Durdin is a former Director and our former President and Chief Executive Officer. He resigned as a Director and as the President and Chief Executive Officer effective December 10, 2012. Includes 2,273 shares held by Durdin Insurance, an entity controlled by Mr. Durdin.

DILUTION

At March 31, 2015, our net tangible book value was approximately $(1,252,404), or $(.00552) per share of common stock then outstanding. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Pro forma net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering on a pro forma as adjusted basis. After giving effect to the sale of 9,375,000 shares of common stock by us at the offering price of $0.15 per share, a total of 220,872,162 shares of common stock would be outstanding, with a pro forma net tangible book value of approximately $.00621 per share. This would represent an immediate increase in net tangible book value of approximately $.01214 per share to existing stockholders and an immediate dilution of approximately $.3138 per share to investors in this offering. Dilution is determined by subtracting net tangible book value per share after this offering from the amount paid by investors in this offering per share of common stock (minus placement agent fees and expenses and other estimated offering expenses). The following table illustrates the per share dilution:

PURCHASERS OF SHARES IN THE PUBLIC OFFERING IF 100% OF PUBLIC OFFERING SHARES SOLD
Offering price per share		$0.15
Net tangible book value per share before offering	$(.00552)
Increase in pro forma net tangible book value per share attributable to this offering	$.02645
Pro forma net tangible book value per share after this offering		$.02093
Dilution per share to new investors		$.1291

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PURCHASERS OF SHARES IN THE PUBLIC OFFERING IF 75% OF PUBLIC OFFERING SHARES SOLD
Offering price per share		$.15
Net tangible book value per share before offering	$(.00552)
Increase in pro forma net tangible book value per share attributable to this offering	$.02068
Pro forma net tangible book value per share after this offering		$.01516
Dilution per share to new investors		$.1348

PURCHASERS OF SHARES IN THE PUBLIC OFFERING IF 50% OF PUBLIC OFFERING SHARES SOLD
Offering price per share		$.15
Net tangible book value per share before offering	$(.00552)
Increase in pro forma net tangible book value per share attributable to this offering	$.01437
Pro forma net tangible book value per share after this offering		$.00884
Dilution per share to new investors		$.1412

PURCHASERS OF SHARES IN THE PUBLIC OFFERING IF 25% OF PUBLIC OFFERING SHARES SOLD
Offering price per share		$.15
Net tangible book value per share before offering	$(.00552)
Increase in pro forma net tangible book value per share attributable to this offering	$.00743
Pro forma net tangible book value per share after this offering		$.00743
Dilution per share to new investors		$.1418

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at the fixed offering price of $0.15 until such time that the Company’s common stock is traded on an established trading market, and thereafter, at prevailing market prices or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law; provided, however, that selling stockholders who are executive officers or directors of the Company have agreed to sell the shares they hold personally through their individual broker (not a broker that may be engaged on behalf of the Company, if applicable) and not as principal acting for their own accounts.

53

The selling stockholder may also sell shares under an exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

We are offering up to 46,875,000 shares of Common Stock at a price of $0.15 per share. We are offering the shares directly to the public until such shares are sold, however, we may terminate the offering prior to that date. There is no minimum amount of shares that must be sold before we use the proceeds.  Proceeds will not be returned to investors if we sell less than all of the 46,875,000 shares being offered in this prospectus.  The proceeds from the sales of the shares will be paid directly to us promptly following each sale and will not be placed in an escrow account.

The offering will be conducted by our executive officers, including Naresh Malik, our CEO; Frank McEnulty, our CFO; and Myles A. Pressey III, our Chairman and Chief Business Development Officer. Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise than in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

54

Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a) (39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and at the time of offering our shares may not be associated persons of a broker or dealer. Messrs. Malik, McEnulty and Pressey III will meet these requirements.

How to Invest :

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Zonzia Media, Inc. in the amount of $0.15 for each share you want to purchase.

DESCRIPTION OF REGISTRANT’S SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 2,200,000,000 shares, 2,000,000,000 shares of which are common stock, par value $.001 per share, and 200,000,000 shares of which are preferred stock, par value $.001 per share.

Common Stock

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain future earnings (if any) to finance our growth. See “Risk Factors.”

Liquidation. If our company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors of our company at a given meeting, and the minority would not be able to elect any director of our company at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our articles of incorporation authorize our Board of Directors to issue “blank check” preferred stock. Our Board of Directors may divide this preferred stock into series and establish the rights, preferences and privileges thereof. Our Board of Directors may, without prior stockholder approval, issue any or all of the shares of this preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the relative voting power or other rights of our common stock. Preferred stock could be used as a method of discouraging, delaying or preventing a takeover or other change in control of our company. Issuances of preferred stock in the future could have a dilutive effect on our common stock. See “Risk Factors—Risks Related to our Common Stock.”

As of the date of this Report, there are no shares of our preferred stock outstanding.

55

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this Report, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

Periodic Securities and Exchange Commission Reports

We file reports with the SEC electronically. The reports we file are Forms 10-K, 10-Q and 8-K. You may read copies of materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Continental Stock Transfer & Trust Company.

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SHARES ELIGIBLE FOR FUTURE SALE

Market Considerations

Currently, our common stock trades on the OTC Pink Current Information market. This market is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Pink Current Information market. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC.

Shares Covered by this Prospectus

As of July 62015, we have 226,822,131 shares of our common stock outstanding, of which approximately 2,055,833 shares are currently freely tradable prior to this offering. Of the outstanding shares, all of the 43,131,591 shares being registered for resale in this offering may be sold without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales may be made only in compliance with the limitations of Rule 144 described below.

The remaining shares outstanding after this offering are deemed “restricted securities” under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption under the Securities Act, such as Rule 144, which rule is summarized below.

Rule 144

Certain outstanding shares of our common stock which are not included in this prospectus may be eligible for sale in the public market under Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we are subject to the reporting requirements of the Exchange Act for at least 90 days before the sale and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

In the event that the registration statement of which this prospectus is a part lapses for any reason (the Company is required to maintain its effectiveness for one year after the effective date), all currently outstanding shares of common stock will be subject to resale pursuant to Rule 144, subject to the limitations described herein. Common stock issued upon exercise of the options at any time while a registration statement covering such shares is not effective will be subject to sale pursuant to Rule 144 upon the expiration of the holding period, which commences on the date the Company receives payment of the exercise price under the option agreements.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of securities of the same class then outstanding; or
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

provided, that, in each case, that we are subject to the periodic reporting requirements of the Exchange Act for at least three months before the sale.

However, since our common stock is traded over the counter, which is not an “automated quotation system,” our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless certain conditions are met. As a result, it is likely that pursuant to Rule 144 our non-stockholders, who were issued shares of our common stock while we were a shell company, will be able to sell the their shares of our common stock from and after November 26, 2015 (the one year anniversary of the Form 10 disclosure) without registration. However, we are registering for public resale certain shares of our outstanding common stock which were issued prior to the acquisition of HDIMAX, as described elsewhere in this in the registration statement of which this prospectus forms a part.

LEGAL MATTERS

The validity of the issuance of the common stock offered by the selling stockholders under this prospectus will be passed upon for us by Wilson & Oskam, LLP. Wilson & Oskam, LLP’s partners and affiliates own a total of 259,393 shares of our common stock.

EXPERTS

The financial statements for the period ended December 31, 2014 included in this prospectus and elsewhere in the registration statement, have been audited by Haynie & Company, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N. E., Washington, D. C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may inspect and copy each of our periodic reports, proxy statements and other information at the SEC’s public reference room, and at the web site of the SEC referred to above.

58

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the financial statements or related notes.

F-1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Zonzia Media, Inc. (formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

Henderson, NV

We have audited the accompanying balance sheet of Zonzia Media, Inc. (formerly HDIMAX Media, Inc. and Indigo- Energy, Inc.) as of December 31, 2014 and the related statement of operations, stockholders’ deficit and cash flows for the period from May 24, 2014 to December 31, 2014. These consolidated financial statements are the responsibility of Zonzia Media, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zonzia Media, Inc. (formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.), as of December 31, 2014 and the results of their operations and their cash flows for the period from May 24, 2014 to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no source of recurring revenue; negative working capital; and has suffered recurring losses from operations; which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

Date: April 15, 2015

F-2

ZONZIA MEDIA, INC.

(formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

BALANCE SHEET

December 31, 2014
ASSETS

Current Assets
Cash	$208

Total assets	$208

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$710,769
Accrued expenses	690,247
Related party accounts payable	340,163
Accrued compensation	495,167

Total current liabilities	2,236,346

Stockholders' Equity (Deficit)
Preferred stock, $0.001 par value, 200,000,000 shares authorized and none issued and outstanding at December 31, 2014
Common stock, $0.001 par value, 2,000,000,000 shares authorized and 758,065,119 shares issued and outstanding at December 31, 2014	$758,065
Additional paid in capital	22,923,087
Accumulated deficit	(25,917,290)

Total stockholders' equity (deficit)	(2,236,138)

Total liabilities and stockholders' equity (deficit)	$208

The accompanying notes are an integral part of these financial statements

F-3

ZONZIA MEDIA, INC.

(formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

STATEMENT OF OPERATIONS

For the Period from Inception on May 24, 2014 to December 31, 2014
Revenue
Net revenue	$439

Expenses
General and administrative	53,565
Sales and marketing	1,006,102
Officer compensation	23,295,167
Professional fees	729,411

Total operating expenses	25,084,245

Gain (loss) from operations	(25,083,806)

Other income (expense)
Interest expense	(13,462)

Total other expenses	(13,462)

Net loss	$(25,097,268)

Net loss per share - basic and diluted	$(0.14)

Weighted average shares outstanding	185,663,218

The accompanying notes are an integral part of these financial statements

F-4

ZONZIA MEDIA, INC.

(formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Paid in	Accumulated	Total Equity
	Shares	Amount	Capital	Deficit	(deficit)
Balance, Inception May 24, 2014	–	$–	$488	$–	$488

Issuance of founder's shares in May 2014	48,500,000	48	(48)	–	–

Cancellation of founder's shares related to reverse capitalization in November 2014	(48,500,000)	(48)	47	–	(1)

Reverse capitalization in November 2014	757,689,386	757,689	(488)	(820,022)	(62,821)

Common stock issued for debt settlement in December 2014	375,733	376	123,088	–	123,464

Stock based compensation	–	–	22,800,000	–	22,800,000

Net loss	–	–	–	(25,097,268)	(25,097,268)

Balance December 31, 2014	758,065,119	$758,065	$22,923,087	$(25,917,290)	$(2,236,138)

The accompanying notes are an integral part of these financial statements.

F-5

ZONZIA MEDIA, INC.

(formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

STATEMENT OF CASH FLOWS

For the Period from Inception on May 24, 2014 to December 31, 2014
Cash Flows from Operating Activities
Net loss	$(25,097,268)

Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	22,800,000
Debt discount and deferred issuance cost amortization	12,560
Change in accounts payable	460,530
Change in accrued expenses	496,754
Change in related party accounts payable	272,465
Change in accrued payroll	495,167

Net cash used in operating activities	(559,792)

Cash Flows from Financing Activities
Proceeds from related party notes payable	560,000

Net cash provided by financing activities	560,000

Net increase in cash and cash equivalents	208

Cash and cash equivalents at beginning of the period	–

Cash and cash equivalents at end of the period	$208

Supplementary Disclosures of Cash Flow Information
Cash paid for income taxes	$–
Cash paid for interest	$–

The accompanying notes are an integral part of these financial statements

F-6

ZONZIA MEDIA, INC.

(formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

Notes to Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS

Zonzia Media, Inc, initially organized as HDIMAX Media, Inc., and incorporated in the State of Delaware in May 2014, is a digital publishing and broadcast Company focused on content development and multi-platform content distribution, advertising, and ecommerce.

Reverse Merger with Indigo-Energy, Inc.

On November 21, 2014, through a wholly-owned subsidiary of a public shell Company then known as Indigo-Energy, Inc., HDIMAX Acquisition Corporation, a Nevada corporation, was merged with and into HDIMAX, Inc., a Delaware corporation (“HDIMAX”) (such merger, the “Merger”) pursuant to the Agreement and Plan of Merger, effective as of September 2, 2014, and as amended effective as of November 20, 2014, by and among Indigo-Energy, Inc. (our “company” or “we” or “us”), HDIMAX and HDIMAX Acquisition Corporation (the “Merger Agreement”). HDIMAX was the surviving corporation of the Merger and as such will continue as a wholly-owned subsidiary of our Company. Upon closing the merger, we changed our name to HDIMAX Media, Inc.

As a result of the Merger, all of HDIMAX’s common stock was converted into 712,121,205 shares of our Company’s common stock, which represents approximately 94% of the outstanding shares of our company’s common stock after giving effect to the Merger. The common stock issuance, representing 94% of the outstanding shares of the consolidated Company was accounted for as a reverse capitalization in accordance with accounting principles generally accepted in the United States (“US GAAP”) and the Rules and Regulations as promulgated by the United States Securities and Exchanges Commission (“SEC”).

In accordance with US GAAP, and as previously disclosed in our original Current Report on Form 8-K as filed on November 26, 2014, HDIMAX, Inc. (private operating company) was deemed the accounting acquirer. Further, as of the date of the reverse capitalization transaction, the legal acquirer also deemed the accounting acquiree, Zonzia Media, Inc. (formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.) was considered a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. Further, the Staff of the Securities and Exchange Commission considers a public shell reverse acquisition to be a capital transaction in substance, rather than a business combination. That is, the transaction is a reverse recapitalization, equivalent to the issuance of stock by the private company (HDIMAX, Inc.) for the net monetary assets of the shell corporation accompanied by a recapitalization. The accounting is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets should be recorded.

As of December 31, 2014, we provided clients and customers advertising and ecommerce opportunities through engaging consumers on two websites, Frontlinewire.com and HDIMAX.com.

HDIMAX.com - Operates as an internet television network. HDI Max is engaged in the internet delivery of television shows, movies and original content to its customers directly on televisions, computers, and mobile devices in the United States and Internationally. The original content ranges from news and comedy to travel and sports.

HDIMAX.com offers consumers live video streaming that will be unique to internet television in that users are not charged based on usage and all consumers have unlimited access to live streaming or other previously posted content such as movies and television.

Frontlinewire.com (FLW) - Frontlinewire.com was launched to provide a premier news service that delivers the latest breaking news and information on the latest top stories, weather, business, entertainment, politics, and more.

In addition to the above websites, we previously had an agreement to provides ecommerce opportunities to other websites, all of which were controlled by our former, Chairman, and Chief Executive Office, Rajinder Brar, including www.fashionstylemag.com, www.themanlife.com, www.thewomanlife.com, and www.southasianlife.com.

On January 22, 2015, we entered into a Settlement Agreement in which we cancelled all of the 712,121,205 shares of restricted and unregistered common stock previously issued to effectuate the merger with Rajinder Brar, the previous sole owner of HDIMAX, Inc. In consideration for the shares being cancelled, we forfeited our rights to sell advertising and other products on websites previously controlled Mr. Brar and related entities, with the exception of www.hdimax.com. An outline of the significant terms of the Settlement Agreement include, but are not limited to, the following:

F-7

•	The 712,121,205 million shares of HDIMAX Media, Inc. (formerly Indigo-Energy) common stock issued to Rajinder Brar, the owner of 100% of the previously outstanding stock of HDIMAX, Inc. immediately preceding the reverse acquisition transaction, were cancelled.

•	Rajinder Brar, Aneliya Vasileva, and Myles Pressey III, previously appointed as the Company’s officers and Board of Directors immediately following the completion of the reverse acquisition, resigned and forfeited future compensation terms associated with any and all previously agreed upon employment agreements, inclusive of the compensation accrued as of December 31, 2014.

•	Mr. James C. Walter Sr. was reappointed to serve as a Director charged with appointing new officers. Mr. Walter Sr. served as the Sole Officer and Director of the Company immediately preceding the completion of the reverse acquisition transaction.

•	The Company’s option agreement to acquire Fashion Style Magazine, Inc., an entity wholly owned by Rajinder Brar, was cancelled.

•	The Omnibus Agreement and License dated November 21, 2014, by and between the Company and Fashion Style Magazine, Inc. was terminated. The brands and assets wholly owned by Rajinder Brar through Fashion Style Magazine, Inc. were intended to be a core portion of the consolidated Company’s business operations subsequent to the completion of the reverse acquisition.

•	The Company forfeited all rights to Frontlinewire.com, a brand and website acquired in the reverse acquisition.

•	The Company maintained all rights to hdimax.com, a brand and website acquired in the reverse acquisition, but agreed to assign those assets back to their original owners by May 1, 2015. We do not intend to further develop or publish content at www.hdimax.com.

For additional details, including a copy of the Settlement Agreement, please see our Current Report on Form 8-K filed on January 29, 2015.

On March 9, 2015 we changed our name to Zonzia Media, Inc. and we are developing a new multi-platform entertainment distribution channel with the goal of being a unique hybrid of a linear channel, a video-on-demand channel and an over-the-top channel.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents. The Company did not have any cash equivalents at December 31, 2014.

Revenue Recognition

We recognize revenues when the services or products have been provided or delivered, the fees we charge are fixed or determinable, we and our advertisers or other customers understand the specific nature and terms of the agreed upon transactions, and collectability is reasonably assured.

Most of our advertising customers pay on a cost-per-impression basis that enables advertisers to pay us based on the number of times their ads display on our websites. For the sale of certain third-party products and services, we recognize revenue on negotiated commission rate as a percentage of the gross amount billed to the customers.

F-8

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Financial assets are marked to bid prices and financial liabilities are marked to offer prices.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.  In addition, the fair value of liabilities should include consideration of non-performance risk, including the party’s own credit risk.

Fair value measurements do not include transaction costs.  A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values.  Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.  The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Stock Based Compensation

The Company has on occasion issued equity and equity linked instruments to employees and non-employees in lieu of cash for the receipt of goods and services and, in certain circumstances the settlement of short-term loan arrangements. The applicable GAAP establishes that share-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

In these transactions, the Company issues unregistered and restricted equity instruments.

While the Company currently has 2,055,832 shares of freely-traded stock with a quoted market price (a Level 1input within the GAAP hierarchy), the fair value of the unregistered and restricted shares issued in compensation transactions with non-employees as valued by the quoted market price does not always reflect the economic substance of the transactions and does not always represent the Company’s principal market, correspondingly, the quoted market price is not always the most reliably measurable indicator of the fair value. The determination of fair value is based upon facts and circumstances including the liquidity restrictions placed upon our unregistered restricted equity instruments along with the quoted market not being the most active or principal trading market.

When unregistered common shares are issued for the settlement of short-term financing arrangements, the reacquisition price of the extinguished financing arrangement is determined by the value of the debt which is more clearly evident, and no additional inducement expense is recognized.

In situations in which we issue unregistered restricted common shares in exchange for goods and services, and the value of the goods and services are not the most reliably measurable, we recognize the fair value of the unregistered restricted equity instruments based on the value of similar instruments issued in private placements in exchange for cash in the most recent transactions (a Level 2 input within the GAAP hierarchy). The Company has determined this methodology reflects the risk adjusted fair value of our unregistered restricted equity instruments using a commercially reasonable valuation technique within the most active market.

Income Taxes

Income taxes are recorded in the period in which the related transactions have been recognized in the financial statements. Deferred tax assets and liabilities are recorded for expected future tax consequences of loss carryforwards and temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities in the financial statements and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss Per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding. Dilutive loss per common share includes additional dilution from common stock equivalents, such as stock options and warrants, and convertible instruments, if the impact is not antidilutive.

F-9

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards (“ASU”) No. 2014-09, Revenue from Contracts with Customers.  The objective of this update is to 1) remove inconsistencies and weaknesses in revenue requirements, 2) provide a robust framework for addressing revenue recognition issues, 3) improve comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets 4) provide more useful information to users of financial statements through improved disclosure requirements, and 5) simplify the preparation of financial statements. This update is effective in annual reporting periods beginning after December 15, 2016 and the interim periods within that year.  The Company will be evaluating the impact of this update as it pertains to the Company’s financial statements and other required disclosures on an on-going basis, currently contingent the commencement of principal revenue generating activities, until its eventual adoption and implementation.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. The presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. We adopted ASU No. 2014-10 effective on our inception date of May 24, 2014.

In June 2014, the FASB issued ASU No. 2014-12, Stock Compensation. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in as it relates to awards with performance conditions that affect vesting to account for such awards. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. As indicated in the definition of vest, the stated vesting period (which includes the period in which the performance target could be achieved) may differ from the requisite service period. The amendment is effective for annual periods beginning after December 15, 2015 with early adoption permitted. The Company is currently evaluating the impacts of this amendment on the stock-based compensation awards expected to be issued in future periods.

In August 2014, the FASB issued ASU No. 2014-15 Presentation of Financial Statements – Going Concern. In connection with preparing financial statements for each annual and interim reporting period, an entity's management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable).

Management's evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable).

Substantial doubt about an entity's ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued).

When management identifies conditions or events that raise substantial doubt about an entity's ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management's plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity's ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management's plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a. Principal conditions or events that raised substantial doubt about the entity's ability to continue as a going concern (before consideration of management's plans)

b. Management's evaluation of the significance of those conditions or events in relation to the entity's ability to meet its obligations

c. Management's plans that alleviated substantial doubt about the entity's ability to continue as a going concern.

F-10

If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management's plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a. Principal conditions or events that raise substantial doubt about the entity's ability to continue as a going concern

b. Management's evaluation of the significance of those conditions or events in relation to the entity's ability to meet its obligations

c. Management's plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity's ability to continue as a going concern.

We do not expect the effective implementation of this ASU, beginning in fiscal 2017, to materially impact future disclosures.

In November 2014, the FASB issued ASU No. 2014-16 Derivatives and Hedging. For hybrid financial instruments issued in the form of a share, an entity (an issuer or an investor) should determine the nature of the host contract by considering all stated and implied substantive terms and features of the hybrid financial instrument, weighing each term and feature on the basis of relevant facts and circumstances. That is, an entity should determine the nature of the host contract by considering the economic characteristics and risks of the entire hybrid financial instrument, including the embedded derivative feature that is being evaluated for separate accounting from the host contract.

In evaluating the stated and implied substantive terms and features, the existence or omission of any single term or feature does not necessarily determine the economic characteristics and risks of the host contract. Although an individual term or feature may weigh more heavily in the evaluation on the basis of facts and circumstances, an entity should use judgment based on an evaluation of all the relevant terms and features. For example, the presence of a fixed-price, noncontingent redemption option held by the investor in a convertible preferred stock contract is not, in and of itself, determinative in the evaluation of whether the nature of the host contract is more akin to a debt instrument or more akin to an equity instrument. Rather, the nature of the host contract depends on the economic characteristics and risks of the entire hybrid financial instrument. The amendment is effective for fiscal years beginning after December 15, 2015 and may be retroactively applied for all periods. We are currently evaluating the potential impacts on our financial statements in the event we enter into these types of arrangements in the future.

In February 2015 the FASB issued ASU No. 2015-02, Consolidation. Under current GAAP we may be required to consolidate another legal entity in situations in which our contractual rights do not give us the ability to act primarily on our own behalf, we do not hold a majority of the legal entity's voting rights, or we are not exposed to a majority of the legal entity's economic benefits or obligations. The Standards Update amends the GAAP to require that all legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments:

1. Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities

2. Eliminate the presumption that a general partner should consolidate a limited partnership

3. Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships

4. Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds.

We do not believe this updated consolidation guidance will have a material impact on our future financial position, results of operations, or cash flows.

In April 2015 the FASB issued ASU No. 2015-03, Interest-Imputation of Interest. The Standards Update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. We do not believe this updated presentation requirement will have a material impact on our future financial position, results of operations, or cash flows.

There have been no other recently issued accounting pronouncements through the date of this report that the Company believes will have a material impact on the financial position, results of operations, or cash flows.

F-11

NOTE 3 - GOING CONCERN

Since our inception on May 24, 2014, we have generated immaterial revenues resulting in the incurrence of a net loss for the period ended December 31, 2014. This has further led to negative working capital, all which results in substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our management, Board, and Advisory Board has focused its efforts and our limited resources on raising additional capital through debt or equity offerings at terms not detrimental to our planned future operations. As of the date of this report we do not have any firm funding commitments.

NOTE 4 - NOTES PAYABLE

In June and September we received proceeds from short-term loans from Indigo-Energy, the pre-merger public shell Company used to effectuate our reverse capitalization, for proceeds of $200,000 and $250,000, respectively. Indigo-Energy financed the loans to us on a pre-merger basis, totaling $450,000, via the issuance of 2,272,727 (100,000,000 pre-merger) shares to investors. Upon completion of the merger with Indigo-Energy, considered to be the accounting acquiree in accordance with US GAAP, the note payable was eliminated and the corresponding 2,272,727 shares issued were including in our reverse capitalization adjustment.

In November 2014 we entered into two convertible short-term notes payable with investors for proceeds totaling $110,000. The notes, at the option of the holder, were convertible into shares of our restricted common stock at a 25% discount to the average closing quoted market price for the ten days immediately prior to the conversion date. On December 17, 2014, the holders of the notes converted all of the principal and accrued interest into 375,733 shares of restricted common stock. Since the notes were convertible into a predominantly fixed monetary value on the dates of issuance in accordance with US GAAP, we determined the notes would be net settled via the issuance of restricted common stock which resulted in the conversion feature being classified as a liability. During the period ended December 31, 2014 we recognized interest expense totaling $11,660 resulting from the accretion of interest through the date of conversion.

NOTE 5 - RELATED PARTY TRANSACTIONS

On May 24, 2014 our prior Chairman and Chief Executive Officer contributed the brands, rights, and ecommerce opportunities of HDIMAX.com and Frontlinewire.com to the Company in exchange for 48,500,000 shares of common stock of the Company. Since we were under control of our founder on the date of the transaction, our founder’s historical cost became the carrying cost of the contributed assets totaling $488. As of December 31, 2014 the cost of registering the websites was fully amortized, however, we maintained the rights to the domain names.

During the period ended December 31, 2014 we paid our founder, Chairman, and Chief Executive Officer and related entities $211,591 for the development of content and other marketing related expenses. The amount is classified in sales and marketing in the accompanying statement of operations.

As of December 31, 2014 we owed a related party $340,163 as result of the related party directly paying third party vendors on our behalf. We do not have any formalized arrangement for the settlement of this obligation and the related party has informally agreed to defer payment until we have obtained the appropriate level of capital resources and liquidity. Since the obligations are effectively due on demand they are classified as current in the accompanying balance sheet.

NOTE 6 - ACCRUED EXPENSES

Subsequent to the completion of our reverse merger and recapitalization and corresponding Settlement Agreement, as more fully discussed in Note 10 – Subsequent Events, we have been named as debtors by certain creditors of entities controlled by our former Chairman, Chief Executive Officer, and majority shareholder through which we previously held an option to acquire and had certain Omnibus and License Agreements. As of December 31, 2014 we have accrued total obligations of $690,247 associated with our exposure to these liabilities. We have engaged legal counsel to vigorously dispute our alleged obligations to settle these accrued expenses.

F-12

NOTE 7 - STOCKHOLDERS’ EQUITY

Common Stock

As of December 31, 2014 we had 758,065,119 shares of common stock issued and outstanding. Our common stock transactions through the date of this report are as follows:

On May 24, 2014 we issued 48,500,000 shares of common stock to our prior Chairman and Chief Executive Officer in exchange for contributed assets with a total value of $488.

On November 21, 2014, upon completion of our merger, we issued our prior Chairman and Chief Executive Officer 712,121,205 shares of restricted and unregistered common stock. Since we were deemed the accounting acquirer in our reverse merger transaction with a public shell company we determined the substance of the transaction was capital in nature, rather than a business combination. In accounting for the reverse recapitalization we recognized the net issuance of 709,189,386 shares of common stock for the assumption of net liabilities resulting in a net equity deduction of $62,821.

On November 21, 2014 we entered into employment agreements with two of our former officers to grant an aggregate of 120,000,000 shares of common stock for compensation. The grants were to vest in two tranches, the first of which was on January 1, 2015. For the period ended December 31, 2014 we recognized compensation cost associated with these employment agreements of $22,800,000. In January 22, 2015, as part of our Settlement Agreement, we retroactively cancelled these employment agreements and all previously accrued compensation and related burden was forgiven.

In December 2014 we issued a total of 375,733 shares of restricted and unregistered common stock in settlement of convertible notes payable with a principal balance of $110,000 and unamortized discounts of $13,088.

In January 2015 we issued 75,000 shares of restricted and unregistered common stock for consulting services valued at $25,000.

In January 2015 we issued 57,971 shares restricted and unregistered shares of common stock for cash totaling $10,000.

In January 2015 we issued a total of 145,000,000 shares of restricted and unregistered shares of common stock as compensation to our officers, directors, and other consultants valued at $54,016,061.

In January 2015 we issued 5,000,000 shares of restricted and unregistered shares of common stock to a former employee of HDIMAX, Inc. valued at $1,900,000.

In January 2015, in accordance with the terms of our Settlement Agreement with our former Chairman and Chief Executive Officer, we cancelled 712,121,205 shares of unregisters and restricted common stock.

In February 2015 we issued 142,500 shares of restricted and unregistered common stock for accounting and legal services valued at $21,179.

In February 2015 we issued a total of 200,000 shares of restricted and unregistered shares of common stock as compensation directors valued at $38,348.

In February 2015 we issued 3,750,000 shares of restricted and unregistered common stock for consulting services valued at $719,021.

In February 2015 we issued 177,777 restricted and unregistered shares of common stock for cash totaling $32,800.

In February 2015 we issued 7,500,000 shares of restricted and unregistered common stock in settlement of previously accrued related party liabilities totaling $340,163.

Stock Options

In accordance with the terms of our Merger Agreement, the Company exchanged all of the previously outstanding options on a one for one basis. The options are fully vested and all associated compensation expense was recognized in periods prior to that presented. The stock option grant date fair value was estimated using a Black-Scholes pricing model.

As of December 31, 2014 the Company had 568,182 stock options outstanding. During the period presented there were no options granted, exercised, cancelled, or forfeited, correspondingly, no additional compensation expense was recognized for the periods presented. All options outstanding are exercisable and do not have any intrinsic value at December 31, 2014 and are set to expire in October of 2017. At December 31, 2014 the weighted average exercise price of the outstanding options was $6.60 with a weighted average remaining term of 2.83 years.

F-13

Warrants

In accordance with the terms of our Merger Agreement, the Company exchanged all of the previously outstanding warrants on a one for one basis. The warrants are fully vested and all associated consideration was recognized in periods prior to that presented. The warrant grant date fair value was estimated using a Black-Scholes pricing model.

As of the December 31, 2014, the Company had outstanding warrants of 871,591. The weighted average exercise price of the outstanding warrants at December 31, 2014 was $0.88 with a weighted average remaining term of 2.83 years as of December 31, 2014. The warrants did not have any intrinsic value as of December 31, 2014 and were fully vested. Of the outstanding warrants, 862,500 are contingently exercisable only in the event that other equity-linked instruments are exercised.

NOTE 8 - INCOME TAXES

Income taxes from continued operations for the period ended December 31, 2014 consist of the following:

2014
Current:
Federal	$–

Deferred:
NOL Carryforwards	$887,000
Valuation allowance	(887,000)
Deferred tax assets, net	$–

At December 31, 2014 we had federal net operating losses of approximately $2,609,000 which will begin to expire in 2034 and could be subject to certain limitations under section 382 of the Internal Revenue Code associated with changes in control we effectuated in the first quarter of 2015.

The Company has provided a full valuation allowance for all periods for its net deferred tax assets as it cannot conclude it is more likely than not that they will be realized or limited and / or forfeited under the applicable provisions of the Internal Revenue Code prior to expiration.

As of December 31, 2014, the Company did not have any unrecognized tax benefits. The Company's policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company currently has no federal or state tax examinations in progress. The Company is subject to U.S. federal and state income tax examination from inception in 2014.

NOTE 9 - REVERSE MERGER AND RECAPITALIZATION

On November 21, 2014 we recapitalized the previously outstanding 48,500,000 outstanding shares of HDIMAX, Inc. common stock via a reverse merger with a wholly-owned subsidiary of Indigo-Energy, Inc., a public shell company. In order to complete the reverse merger, Indigo-Energy, Inc., defined as the legal acquirer, issued 712,121,205 shares of restricted and unregistered shares of common stock. The issuance of the shares of common stock resulted in a change of control of Indigo-Eneregy, Inc. in which the previous shareholder of HDIMAX, Inc. obtained approximately 94% of the consolidated Company immediately following the transaction.

Further, in accounting for the reverse merger, HDIMAX is deemed to be the accounting acquirer. Since as of the date of the transaction, Indigo-Energy, Inc., the legal acquirer also deemed the accounting acquiree, was considered a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, we determined the transaction was capital in nature rather than a business combination. Correspondingly, in accordance with the Rules and Regulations as promulgated by the Securities and Exchange Commission (“SEC”), we recognized the issuance of the restricted and unregistered shares of common stock based on the assumption of net monetary liabilities, along with a recapitalization. On the date of merger we assumed net liabilities of $107,901. Additionally, as a result of the par value of the stock being excess of the net liabilities assumed and the pre-merger equity of the shell company, we recognized an adjustment to our accumulated deficit of $820,022 associated with the completion of the transaction since the par value and assumed liabilities exceeded our previous excess capital.

F-14

NOTE 10 - SUBSEQUENT EVENTS

See Note 7 – Stockholders’ Equity for a description of the unregistered and restricted share issuances subsequent to December 31, 2014 and through the date of this report.

On January 22, 2015 we entered into a Settlement Agreement with Rajinder Brar, the previous sole owner of HDIMAX, Inc., in which we cancelled all of the 712,121,205 shares of common stock previously issued to Mr. Brar. In consideration for the shares being cancelled, we forfeited our rights to sell advertising and other products on websites previously controlled Mr. Brar and related entities, with the exception of www.hdimax.com. An outline of the significant terms of the Settlement Agreement include, but are not limited to, the following:

•	The 712,121,205 million shares of HDIMAX Media, Inc. (formerly Indigo-Energy) common stock issued to Rajinder Brar, the owner of 100% of the previously outstanding stock of HDIMAX, Inc. immediately preceding the reverse acquisition transaction, were cancelled.

•	Rajinder Brar, Aneliya Vasileva, and Myles Pressey III, previously appointed as the Company’s officers and Board of Directors immediately following the completion of the reverse acquisition, resigned and forfeited future compensation terms associated with any and all previously agreed upon employment agreements.

•	Mr. James C. Walter Sr. was reappointed to serve as a Director charged with appointing new officers. Mr. Walter Sr. served as the Sole Officer and Director of the Company immediately preceding the completion of the reverse acquisition transaction.

•	The Company’s option agreement to acquire Fashion Style Magazine, Inc., an entity wholly owned by Rajinder Brar, was cancelled.

•	The Omnibus Agreement and License dated November 21, 2014, by and between the Company and Fashion Style Magazine, Inc. was terminated. The brands and assets wholly owned by Rajinder Brar through Fashion Style Magazine, Inc. were intended to be a core portion of the consolidated Company’s business operations subsequent to the completion of the reverse acquisition.

•	The Company forfeited all rights to Frontlinewire.com, a brand and website acquired in the reverse acquisition.

•	The Company maintained all rights to hdimax.com, a brand and website acquired in the reverse acquisition, but agreed to assign those assets back to their original owners by May 1, 2015.

We do not intend to further develop or publish content at www.hdimax.com. For additional details, including a copy of the Settlement Agreement, please see our Current Report on Form 8-K filed on January 29, 2015.

During the first quarter of 2015, associated with the cancellation of our previously effective employment agreements with two former officers, we reversed previously accrued compensation expense and related burden, inclusive of stock-based compensation, totaling $23,295,167.

F-15

ZONZIA MEDIA, INC.

(formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

CONDENSED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS

Current Assets
Cash	$3,936	$208
Prepaid professional fees	2,420	–

Total assets	$6,356	$208

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$749,526	$710,769
Accrued expenses	267,799	690,247
Related party accounts payable	–	340,163
Accrued compensation	241,435	495,167

Total current liabilities	$1,258,760	$2,236,346

Stockholders' Equity (Deficit)

Preferred stock, $0.001 par value, 200,000,000 shares authorized and none issued and outstanding at March 31, 2015 and December 31, 2014	$–	$–
Common stock, $0.001 par value, 2,000,000,000 shares authorized and 211,197,162 and 758,065,119 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	211,197	758,065
Additional paid in capital	90,153,456	22,923,087
Accumulated deficit	(91,617,057)	(25,917,290)

Total stockholders' equity (deficit)	$(1,252,404)	$(2,236,138)

Total liabilities and stockholders' equity (deficit)	$6,356	$208

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-16

ZONZIA MEDIA, INC.

(formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

CONDENSED STATEMENT OF OPERATIONS

For the Three Months
Ended
March 31,
2015
(unaudited)
Revenue

Net revenue	$–

Expenses
General and administrative	322,441
Sales and marketing	(297,928)
Officer and director compensation	65,675,677
Professional fees	819,599

Total operating expenses	66,519,789

Loss from operations	(66,519,789)

Net loss	$(66,519,789)

Net loss per share - basic and diluted	$(0.20)

Weighted average shares outstanding	326,733,511

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-17

ZONZIA MEDIA, INC.

(formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited)

	Common Stock		Paid in	Accumulated	Total Equity
	Shares	Amount	Capital	Deficit	(deficit)
Balance, Inception May 24, 2014	–	$–	$488	$–	$488

Issuance of founder's shares in May 2014	48,500,000	48	(48)	–	–

Cancellation of founder's shares related to reverse capitalization in November 2014	(48,500,000)	(48)	47	–	(1)

Reverse capitalization in November 2014	757,689,386	757,689	(488)	(820,022)	(62,821)

Common stock issued for debt settlement in December 2014	375,733	376	123,088	–	123,464

Stock based compensation	–	–	22,800,000	–	22,800,000

Net loss	–	–	–	(25,097,268)	(25,097,268)

Balance December 31, 2014	758,065,119	$758,065	$22,923,087	$(25,917,290)	$(2,236,138)

Settlement agreement with former officers and directors in January 2015	(709,121,205)	$(709,121)	$162,000	$820,022	$272,901

Stock based compensation in January 2015	145,000,000	145,000	63,846,061	–	63,991,061

Common stock issued for previously accrued consulting fees in January 2015	75,000	75	24,925	–	25,000

Common stock issued for cash in January 2015	307,971	308	34,692	–	35,000

Common stock issued for employment agreement termination in January 2015	5,000,000	5,000	1,895,000	–	1,900,000

Related party debt forgiveness	–	–	100,000	–	100,000

Common stock issued for cash in February 2015	177,777	177	32,623	–	32,800

Stock based compensation in February 2015	4,092,500	4,093	774,455	–	778,548

Common stock issued for settlement of related party accounts payable in February 2015	7,500,000	7,500	332,663	–	340,163

Common stock issued for cash in February 2015	100,000	100	27,950	–	28,050

Net loss	–	–	–	(66,519,789)	(66,519,789)

Balance March 31, 2015	211,197,162	$211,197	$90,153,456	$(91,617,057)	$(1,252,404)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-18

ZONZIA MEDIA, INC.

(formerly HDIMAX Media, Inc. and Indigo-Energy, Inc.)

CONDENSED STATEMENT OF CASH FLOWS

For the Three Months
Ended
March 31,
2015
(unaudited)
Cash Flows from Operating Activities

Net loss	$(66,519,789)

Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	66,834,609
Gain on non-cash settlement of accrued expenses	(809,714)
Change in prepaid professional fees	(2,420)
Change in accounts payable	163,757
Change in accrued expenses	–
Change in related party accounts payable	–
Change in accrued payroll	241,435

Net cash used in operating activities	(92,122)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	95,850

Net cash provided by financing activities	95,850

Net increase in cash	3,728

Cash at beginning of the period	208

Cash at end of the period	$3,936

Supplementary Disclosures of Cash Flow Information

Cash paid for income taxes	$–
Cash paid for interest	$–

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-19

ZONZIA MEDIA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(UNAUDITED)

1. Interim Financial Statements

The accompanying interim unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2015, are not necessarily indicative of the results that may be expected for the year ending December 31, 2015. For further information, refer to the financial statements and footnotes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Further, the accompanying condensed statement of operations and cash flows do not contain the comparative period ended March 31, 2014 due to our inception date being May 24, 2014.

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.

Description of Business

Zonzia Media, Inc, initially organized as HDIMAX Media, Inc., and incorporated in the State of Delaware in May 2014, is a digital publishing and broadcast Company focused on content development and multi-platform content distribution, advertising, and ecommerce.

Reverse Merger with Indigo-Energy, Inc.

On November 21, 2014, through a wholly-owned subsidiary of a public shell Company then known as Indigo-Energy, Inc., HDIMAX Acquisition Corporation, a Nevada corporation, was merged with and into HDIMAX, Inc., a Delaware corporation (“HDIMAX”) (such merger, the “Merger”) pursuant to the Agreement and Plan of Merger, effective as of September 2, 2014, and as amended effective as of November 20, 2014, by and among Indigo-Energy, Inc. (our “company” or “we” or “us”), HDIMAX and HDIMAX Acquisition Corporation (the “Merger Agreement”). HDIMAX was the surviving corporation of the Merger and as such will continue as a wholly-owned subsidiary of our Company. Upon closing the merger, we changed our name to HDIMAX Media, Inc.

As a result of the Merger, all of HDIMAX’s common stock was converted into 712,121,205 shares of our Company’s common stock, which represents approximately 94% of the outstanding shares of our company’s common stock after giving effect to the Merger. The common stock issuance, representing 94% of the outstanding shares of the consolidated Company was accounted for as a reverse capitalization in accordance with accounting principles generally accepted in the United States (“US GAAP”) and the Rules and Regulations as promulgated by the United States Securities and Exchanges Commission (“SEC”).

On January 22, 2015, we entered into a Settlement Agreement in which we cancelled all of the 712,121,205 shares of restricted and unregistered common stock previously issued to effectuate the merger with Rajinder Brar, the previous sole owner of HDIMAX, Inc. In consideration for the shares being cancelled, we forfeited our rights to sell advertising and other products on websites previously controlled Mr. Brar and related entities, with the exception of www.hdimax.com. An outline of the significant terms of the Settlement Agreement includes, but is not limited to, the following:

•	The 712,121,205 million shares of HDIMAX Media, Inc. (formerly Indigo-Energy) common stock issued to Rajinder Brar, the owner of 100% of the previously outstanding stock of HDIMAX, Inc. immediately preceding the reverse acquisition transaction, were cancelled.

•	Rajinder Brar, Aneliya Vasileva, and Myles Pressey III, previously appointed as the Company’s officers and Board of Directors immediately following the completion of the reverse acquisition, resigned and forfeited future compensation terms associated with any and all previously agreed upon employment agreements, inclusive of the compensation accrued as of December 31, 2014.

•	Mr. James C. Walter Sr. was reappointed to serve as a Director charged with appointing new officers. Mr. Walter Sr. served as the Sole Officer and Director of the Company immediately preceding the completion of the reverse acquisition transaction.

•	The Company’s option agreement to acquire Fashion Style Magazine, Inc., an entity wholly owned by Rajinder Brar, was cancelled.

F-20

•	The Omnibus Agreement and License dated November 21, 2014, by and between the Company and Fashion Style Magazine, Inc. was terminated. The brands and assets wholly owned by Rajinder Brar through Fashion Style Magazine, Inc. were intended to be a core portion of the consolidated Company’s business operations subsequent to the completion of the reverse acquisition.

•	The Company forfeited all rights to Frontlinewire.com, a brand and website acquired in the reverse acquisition.

•	The Company maintained all rights to hdimax.com, a brand and website acquired in the reverse acquisition, but agreed to assign those assets back to their original owners by May 1, 2015. We do not intend to further develop or publish content at www.hdimax.com.

For additional details, including a copy of the Settlement Agreement, please see our Current Report on Form 8-K filed on January 29, 2015.

On March 9, 2015 we changed our name to Zonzia Media, Inc. and we are developing a new multi-platform entertainment distribution channel with the goal of being a unique hybrid of a linear channel, a video-on-demand channel and an over-the-top channel. Our technology will allow our viewers instant access to our available content.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenditures during the reported periods. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

We consider all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents. We did not have any cash equivalents at March 31, 2015 or December 31, 2014.

Recently Issued Accounting Pronouncements

There have been no recently issued accounting pronouncements that were not previously disclosed in our annual report on Form 10-K filed on April 15, 2015 through the date of this report that we believe will have a material impact on our financial position, results of operations, or cash flows.

2. Going Concern

Since our inception on May 24, 2014, we have generated immaterial revenues resulting in the incurrence of net losses through March 31, 2015. This has further led to negative working capital, all which results in substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our management, Board, and Advisory Board has focused its efforts and our limited resources on raising additional capital through debt or equity offerings at terms not detrimental to our planned future operations. As of the date of this report we do not have any firm funding commitments.

3. Related Party Transactions

During the three months ended March 31, 2015 we settled prior obligations due to a related party totaling $340,163 via the issuance of 7,500,000 shares of restricted and unregistered shares of common stock. The settled obligation also represents that balance outstanding as of December 31, 2014.

During the three months ended March 31, 2015 our Chief Compliance Officer agreed to forgive an accrued bonus at December 31, 2014 totaling $100,000. Since we consider our Chief Compliance Officer a related party we have determined the bonus forgiveness was in the nature of a capital contribution and no gain was recognized for the forgiveness of the obligation in the accompanying condensed statement of operations.

We issued a Director 250,000 shares of restricted and unregistered shares of common stock for cash proceeds totaling $25,000 in January 2015.

F-21

As part of the Settlement Agreement we entered into on January 22, 2015 we cancelled restricted stock award grants to two of our former officers. Since we did not replace a cancelled award totaling 52,500,000 shares of restricted and unregistered shares of common stock, and effectively repurchased the award for no consideration as assumed by the application of accounting principles generally accepted in the United States, the unrecognized grant-date fair value of the award totaling $9,975,000 was recognized during the three months ended March 31, 2015. Additionally, we cancelled a restricted stock award granted to our current Interim Chief Executive Officer totaling 67,500,000 shares and replaced the award with the grant of 125,000,000 shares of restricted and unregistered shares as part of a new employment agreement on January 29, 2015. The total compensation cost recognized during the three months ended March 31, 2015 associated with the cancellation and replacement of this restricted stock award was $47,500,000.

4. Stockholders’ Equity

The following provides information for the shares of restricted and unregistered shares of common stock that we issued (or cancelled) from January 1, 2015 through the date of this report:

In January 2015 we issued 75,000 shares of restricted and unregistered common stock for consulting services valued at $25,000.

In January 2015 we issued 57,971 shares restricted and unregistered shares of common stock for cash totaling $10,000.

We issued a Director 250,000 shares of restricted and unregistered shares of common stock for cash proceeds totaling $25,000 in January 2015.

In January 2015 we issued a total of 145,000,000 shares of restricted and unregistered shares of common stock as compensation to our officers, directors, and other consultants valued at $54,016,061.

In January 2015 we issued 5,000,000 shares of restricted and unregistered shares of common stock to a former employee of HDIMAX, Inc. valued at $1,900,000.

In January 2015, in accordance with the terms of our Settlement Agreement with our former Chairman and Chief Executive Officer, we cancelled 712,121,205 shares of unregistered and restricted common stock. We recognized settlement expense, included in the general and administrative expenses in the accompanying condensed statement of operations, totaling $107,901 and reversed the previously recognized accumulated deficit adjustment of $820,022 associated with the Settlement.

In February 2015 we issued 142,500 shares of restricted and unregistered common stock for accounting and legal services valued at $21,179.

In February 2015 we issued a total of 200,000 shares of restricted and unregistered shares of common stock as compensation directors valued at $38,348.

In February 2015 we issued 3,750,000 shares of restricted and unregistered common stock for consulting services valued at $719,021.

In February 2015 we issued 177,777 restricted and unregistered shares of common stock for cash totaling $32,800.

In February 2015 we issued 7,500,000 shares of restricted and unregistered common stock in settlement of previously accrued related party liabilities totaling $340,163.

In March 2015 we issued 100,000 restricted and unregistered shares of common stock for cash totaling $28,050.

In April 2015 we issued 440,000 shares of restricted and unregistered common stock in conjunction with the issuance of notes payable for total consideration of $70,000.

5. Accrued Expenses

During the quarter ended March 31, 2015 our management, with the assistance of our defense attorney, analyzed the merit and likelihood of an unfavorable outcome in the matter of Congoo, LLC v. HDIMAX Max Media, Inc. Civ. Action No. 3:15-cv-01423. Based on the facts and circumstances, we determined the likelihood of an unfavorable outcome to be remote. Correspondingly, we reversed the previously accrued obligation of $422,448 as presented in sales and marketing expense in the accompanying condensed statement of operations.

F-22

6. Subsequent Events

On April 21, 2015, our Chairman of the Board of Directors, Myles A. Pressey III, resigned as Interim Chief Executive Officer. On the same date, we appointed Naresh Malik to serve as our Chief Executive Officer. Mr. Malik possesses extensive experience in the film and entertainment services industry. Upon the appointment of Mr. Malik, we entered into an employment agreement providing for a base salary of $250,000 and a one-time grant of 5,000,000 fully vested shares of restricted and unregistered common stock. Mr. Malik is also entitled to receive other performance based bonuses and customary benefits.

In May 2015 we issued 1,500,000 shares of restricted and unregistered common stock for cash totaling $150,000 to an investor. The investor also received a total of 1,500,000 warrants, each convertible into one share of restricted and unregistered common stock at an exercise price of $0.275 per share for a period of three years.

F-23

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The actual and estimated expenses in connection with this offering, all of which will be borne by us, are as follows:

SEC Registration Fee	$3,353.15
Accounting Fees	25,000	*
Legal Fees and Expenses	15,000	*
Transfer Agent Fee	2,000	*
Miscellaneous	3,000	*

Total	$48,353.15	*

*estimated

Item 14. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's Amended and Restated Articles of Incorporation, Bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Amended and Restated Articles of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as amended from time to time, each person that such section grants us the power to indemnify.

The Nevada Revised Statutes permit a corporation to provide in its Amended and Restated Articles of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our Company existing at the time of such repeal or modification.

Item 15. Recent Sale of Unregistered Securities

On November 21, 2014, we issued 712,121,205 shares of common stock in exchange for the all of the issued and outstanding stock of HDIMAX, Inc. There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions are being imposed by placing a Rule 144 legend on the certificate(s). The one person who received securities, Rajinder Brar, had such knowledge in business and financial matters that he is capable of evaluating the merits and risks of the transaction. This transaction was exempt from registration under the Securities Act of 1933, based on Section 4(a)(2) for transactions by the issuer not involving any public offering. All of these shares were subsequently canceled pursuant to the terms of a Settlement Agreement dated January 22, 2015.

59

In November 2014 the Company issued 113,636 shares of restricted and unregistered common stock for consulting services valued at $45,454.

In November 2014 the Company issued 712,121,205 shares of restricted and unregistered common stock to effectuate the merger with HDIMAX, Inc. Subsequently, in January 2015, the 712,121,205 shares to complete the merger with HDIMAX, Inc. were cancelled as part of a Settlement Agreement resulting in the disposition of a majority of the previously acquired assets of HDIMAX, Inc.

In December 2014, the Company issued 375,733 shares of restricted and unregistered common stock for the settlement of discounted convertible notes and accrued interest totaling $123,463.

In January 2015 we issued 75,000 shares of restricted and unregistered common stock for consulting services valued at $25,000.

In January 2015 we issued 57,971 shares restricted and unregistered shares of common stock for cash totaling $10,000.

In January 2015 we issued a total of 145,200,000 shares of restricted and unregistered shares of common stock as compensation to our officers, directors, and other consultants valued at $54,054,409.

In January 2015 we issued 5,000,000 shares of restricted and unregistered shares of common stock to a former employee of HDIMAX, Inc. valued at $1,900,000.

In January 2015, in accordance with the terms of our Settlement Agreement with our former Chairman and Chief Executive Officer, we cancelled 712,121,205 shares of unregisters and restricted common stock.

In February 2015 we issued 142,500 shares of restricted and unregistered common stock for accounting and legal services valued at $20,000.

In February 2015 we issued a total of 200,000 shares of restricted and unregistered shares of common stock as compensation directors valued at $38,348.

In February 2015 we issued 3,750,000 shares of restricted and unregistered common stock for consulting services valued at $719,021.

In February 2015 we issued 177,777 restricted and unregistered shares of common stock for cash totaling $32,800.

In February 2015 we issued 7,500,000 shares of restricted and unregistered common stock in settlement of previously accrued related party liabilities totaling $340,163.

In March 2015 we issued 100,000 restricted and unregistered shares of common stock for cash totaling $28,050.

In April 2015 we issued 440,000 shares of restricted and unregistered common stock in conjunction with the issuance of notes payable for total consideration of $70,000.

In May 2015 we issued a total of 1,725,445 shares of restricted and unregistered common stock to third party investors for total cash consideration of $193,050.

In May 2015 we issued 8,000,000 shares of restricted and unregistered common stock as compensation to our officers for services rendered, valued at $2,480,000 and 5,059,524 shares of restricted and unregistered common stock to consultants and advisors for services rendered valued at $1,568,452.

In May 2015 we issued an aggregate of 200,000 in settlement of various obligations including promissory notes and extensions of promissory notes valued at $62,000.

In May 2015 we issued a total of 200,000 shares of restricted and unregistered common stock as compensation for Board and Advisory Board members valued at $62,000.

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Item 16. Index To Financial Statements

Exhibit Index

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Articles of Incorporation of Indigo-Energy, Inc. (3)

Exhibit 3.2	Amended and Restated Bylaws of Indigo-Energy, Inc. (4).

Exhibit 5.1	Opinion of Wilson & Oskam, LLP

Exhibit 10.1	Settlement Agreement dated January 22, 2015 (5)

Exhibit 10.2	Form of Subscription Agreement

Exhibit 10.3	Employment Agreement with Myles A. Pressey III (6)

Exhibit 10.4	Employment Agreement with Johnathan Adair (6)

Exhibit 10.5	Employment Agreement with Lynwood Bibbens (6)

Exhibit 10.6	Employment Agreement with Stanley L. Teeple

Exhibit 10.7	Employment Agreement with Naresh Malik

Exhibit 10.8	Employment Agreement with Frank McEnulty

Exhibit 10.9	Distribution Channel Agreement with simplyME dated February 9, 2015(7)

Exhibit 10.10	Addendum to Distribution Channel Agreement with simplyME dated June 30, 2015(8)

Exhibit 10.11	IT Services Agreement Between UM Technologies Exchange and the Company

Exhibit 10.12	Letter of Intent Between the Company and Georgeville Televison LLC dated March 25, 2015

Exhibit 10.13	Submission/Insertion Order Agreement with Sonifi Solutions, Inc. dated July 9, 2015(9)

Exhibit 10.14	Amendment to Employment Agreement with Myles A. Pressey

Exhibit 10.15	Consulting Agreement with Benchmark Advisory Partners LLC dated May 5, 2015

Exhibit 23.1	Consent of Haynie & Company

Exhibit 23.2	Consent of Wilson & Oskam, LLP (included in Exhibit 5.1 herein)

Exhibit 24	Power of Attorney (previously filed)

101.INS	XBRL Instances Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

_______

(1)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 4, 2014
(2)	Incorporated by reference to the applicable exhibit of the registrant’s Current Report on Form 8-K filed on November 26, 2014.
(3)	Incorporated by reference to the registrant’s definitive Information Statement on Schedule 14C filed on October 20, 2014.
(4)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed October 6, 2014.
(5)	Incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed on January 28, 2015.
(6)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on February 4, 2015.
(7)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 1, 2015.
(8)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on July 7, 2015.
(9)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 10, 2015.

61

(B)	Financial Statement Schedules

The following financial statements of the registrant, along with the notes thereto and the Report of Independent Registered Public Accounting Firm, are filed herewith.

Financial Statements

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the  financial statements or related notes.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

62

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Henderson, State of Nevada, on July 10, 2015.

Zonzia Media, Inc.

By:	/s/ Naresh Malik
Naresh Malik
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

SIGNATURE	TITLE	DATE

/s/ Myles A. Pressey III*	Chairman of the Board of Directors	July 10, 2015

/s/ Naresh Malik*	Chief Executive Officer
	(Principal Executive Officer)	July 10, 2015

/s/ Frank McEnulty	Chief Financial Officer
	(Principal Accounting and Financial Officer)	July 10, 2015

/s/ Philip Fraley	Director	July 10, 2015

/s/ Steven Sanders*	Director	July 10, 2015

*By /s/ Frank McEnulty

Frank McEnulty

Attorney-in-Fact

63

Exhibit Index

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Articles of Incorporation of Indigo-Energy, Inc. (3)

Exhibit 3.2	Amended and Restated Bylaws of Indigo-Energy, Inc. (4).

Exhibit 5.1	Opinion of Wilson & Oskam, LLP

Exhibit 10.1	Settlement Agreement dated January 22, 2015 (5)

Exhibit 10.2	Form of Subscription Agreement

Exhibit 10.3	Employment Agreement with Myles A. Pressey III (6)

Exhibit 10.4	Employment Agreement with Johnathan Adair (6)

Exhibit 10.5	Employment Agreement with Lynwood Bibbens (6)

Exhibit 10.6	Employment Agreement with Stanley L. Teeple

Exhibit 10.7	Employment Agreement with Naresh Malik

Exhibit 10.8	Employment Agreement with Frank McEnulty

Exhibit 10.9	Distribution Channel Agreement with simplyME dated February 9, 2015(7)

Exhibit 10.10	Addendum to Distribution Channel Agreement with simplyME dated June 30, 2015(8)

Exhibit 10.11	IT Services Agreement Between UM Technologies Exchange and the Company

Exhibit 10.12	Letter of Intent Between the Company and Georgeville Televison LLC dated March 25, 2015

Exhibit 10.13	Submission/Insertion Order Agreement with Sonifi Solutions, Inc. dated July 9, 2015(9)

Exhibit 10.14	Amendment to Employment Agreement with Myles A. Pressey

Exhibit 10.15	Consulting Agreement with Benchmark Advisory Partners LLC dated May 5, 2015

Exhibit 23.1	Consent of Haynie & Company

Exhibit 23.2	Consent of Wilson & Oskam, LLP (included in Exhibit 5.1 herein)

Exhibit 24	Power of Attorney (previously filed)

101.INS	XBRL Instances Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

_______________

(1)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 4, 2014
(2)	Incorporated by reference to the applicable exhibit of the registrant’s Current Report on Form 8-K filed on November 26, 2014.
(3)	Incorporated by reference to the registrant’s definitive Information Statement on Schedule 14C filed on October 20, 2014.
(4)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed October 6, 2014.
(5)	Incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed on January 28, 2015.
(6)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on February 4, 2015.
(7)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 1, 2015.
(8)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on July 7, 2015.
(9)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 10, 2015.

64